UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Pursuant to
[_]  Confidential, For Use of the              SS.240.14a-11(c) or SS.240.14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials


                     WESTSTAR FINANCIAL SERVICES CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

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5)   Total fee paid:

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     [_]  Fee paid previously with preliminary materials:

________________________________________________________________________________
     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:

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          2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
          3)   Filing Party:

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          4)   Date Filed:

________________________________________________________________________________

                     WESTSTAR FINANCIAL SERVICES CORPORATION
                                79 Woodfin Place
                         Asheville, North Carolina 28801
                                 (828) 252-1735


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    ----------------------------------------

                                   To Be Held

                                 April 16, 2002

NOTICE is hereby given that the Annual Meeting of Shareholders of Weststar Financial Services Corporation (the "Company") will be held as follows:

                  Place:   Renaissance Asheville Hotel
                           Asheville, North Carolina

                  Date:    April 16, 2002

                  Time:    3:00 p.m.

The purposes of the meeting are:

          1.   To elect three (3) members of the Board of Directors for three
               (3) year terms.

          2. To ratify the appointment of Deloitte & Touche LLP as the Company's independent public accountants for 2002.

          3. To transact any other business that may properly come before the meeting.

You are cordially invited to attend the meeting in person. However, even if you expect to attend the meeting, you are requested to complete, sign and date the enclosed appointment of proxy and return it in the envelope provided for that purpose to ensure that a quorum is present at the meeting. The giving of an appointment of proxy will not affect your right to revoke it or to attend the meeting and vote in person.

                                         By Order of the Board of Directors


                                         /s/ G. Gordon Greenwood
                                         -----------------------
                                         G. Gordon Greenwood
                                         President and Chief Executive Officer


March 6, 2002

                     WESTSTAR FINANCIAL SERVICES CORPORATION
                                79 Woodfin Place
                         Asheville, North Carolina 28801
                                 (828) 252-1735

                                 PROXY STATEMENT

                     Mailing Date: On or about March 6, 2002

                         ANNUAL MEETING OF SHAREHOLDERS
                         ------------------------------

                                   To Be Held
                                 April 16, 2002

General

     This Proxy Statement is furnished in connection with the solicitation of the enclosed appointment of proxy by the Board of Directors of Weststar Financial Services Corporation (the "Company") for the 2002 Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at the Renaissance Asheville Hotel, Asheville, North Carolina, at 3:00 p.m. on April 16, 2002, and any adjournments thereof.

Solicitation and Voting of Appointments of Proxy; Revocation

     Persons named in the appointment of proxy as proxies to represent shareholders at the Annual Meeting are W. Edward Anderson, Randall C. Hall and Carol L. King. Shares represented by each appointment of proxy which is properly executed and returned, and not revoked, will be voted in accordance with the directions contained in the appointment of proxy. If no directions are given, each such appointment of proxy will be voted FOR the election of each of the three nominees for director named in Proposal 1 below and FOR Proposal 2. If, at or before the time of the Annual Meeting, any nominee named in Proposal 1 has become unavailable for any reason, the proxies will have the discretion to vote for a substitute nominee. On such other matters as may come before the meeting, the proxies will be authorized to vote shares represented by each appointment of proxy in accordance with their best judgment on such matters. An appointment of proxy may be revoked by the shareholder giving it at any time before it is exercised by filing with Randall C. Hall, Secretary of the Company, a written instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the Annual Meeting and announcing his or her intention to vote in person.

Authorization to Vote on Adjournment and Other Matters

     By signing a proxy, shareholders will be authorizing the proxyholders to vote in their discretion regarding any procedural motions which may come before the annual meeting. For example, this authority could be used to adjourn the annual meeting in the Company believes it is desirable to do so. Adjournment or other procedural matters could be used to obtain more time before a vote is taken in order to solicit additional proxies or to provide additional information to shareholders. However, proxies voted against the Proposals will not be used to adjourn the annual meeting. The Company does not have any plans to adjourn the meeting at this time, but intends to do so, if needed, to promote shareholders interests.

Expenses of Solicitation

     The Company will pay the cost of preparing, assembling and mailing this Proxy Statement and other proxy solicitation expenses. In addition to the use of the mails, appointments of proxy may be solicited in person or by telephone, without additional compensation, by the officers, directors and employees of the Company and its wholly-owned subsidiary, The Bank of Asheville (the "Bank").

Record Date

     The close of business on February 15, 2002, has been fixed as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only those shareholders of record on that date will be eligible to vote on the Proposals described herein.

Voting Securities

     The voting securities of the Company are the shares of its common stock, par value $1.00 per share, of which 9,000,000 shares are authorized, and preferred stock, no par value, of which 1,000,000 shares are authorized. At December 31, 2001, there were 869,721 shares of common stock and no shares of preferred stock outstanding. There are approximately 800 holders of record of the Company's common stock.

Voting Procedures; Votes Required for Approval

     Each shareholder is entitled to one vote for each share held of record on the Record Date on each director to be elected and on each other matter submitted for voting. In accordance with North Carolina law, shareholders will not be entitled to vote cumulatively in the election of directors at the Annual Meeting.

     In the case of Proposal 1 below, the three nominees receiving the greatest number of votes shall be elected.

     In the case of Proposal 2, for such Proposal to be approved, the number of votes cast for approval must exceed the number of votes cast against the Proposal. Abstentions and broker nonvotes will have no effect.

Ownership of Voting Securities

     As of December 31, 2001, no shareholder known to management owned more than 5% of the Company's common stock. As of December 31, 2001, the beneficial ownership of the Company's common stock, by directors individually, and by directors and executive officers as a group, was as follows:

           NAME OF             AMOUNT AND NATURE OF BENEFICIAL      PERCENT OF
      BENEFICIAL OWNER         OWNERSHIP (1)(2)                      CLASS (3)

W. Edward Anderson                        28,313                     3.24
Asheville, NC

Max O. Cogburn, Sr.                       17,636                     2.02
Asheville, NC

M. David Cogburn, M.D.                    20,152(4)                  2.31
Asheville, NC

G. Gordon Greenwood                       14,573                     1.66
Asheville, NC

Darryl J. Hart                            10,269                     1.18
Asheville, NC

Carol L. King                             14,605(5)                  1.67
Asheville, NC

Stephen L. Pignatiello                    14,346(6)                  1.64
Asheville, NC

Kent W. Salisbury, M.D.                   27,211(7)                  3.11
Asheville, NC

Laura A. Webb                             10,161(8)                  1.17
Asheville, NC

David N. Wilcox                           13,681                     1.57
Asheville, NC

All Directors and Executive              177,404                     19.46
Officers as a Group (11
persons)

     (1) Except as otherwise noted, to the best knowledge of the Company's management, the above individuals and group exercise sole voting and investment power with respect to all shares shown as beneficially owned other than the following shares as to which such powers are shared: Dr. Cogburn - 100 shares; and Ms. Webb - 990 shares.

     (2) Included in the beneficial ownership tabulations are the following options to purchase shares of common stock of the Company: Mr. Anderson - 3,946 shares; Mr. M. Cogburn - 3,946 shares; Dr. Cogburn - 2,125 shares; Mr.

          Greenwood - 6,600 shares; Mr. Hart - 3,946 shares; Ms. King - 3,946 shares; Pignatiello - 3,946 shares; Dr. Salisbury - 3,946 shares; Ms. Webb - 2,125 shares; and Mr. Wilcox - 3,946 shares.

     (3) The calculation of the percentage of class beneficially owned by each individual and the group is based on a total of (i) 869,721 shares of common stock outstanding as of December 31, 2001; and (ii) 41,992 options capable of being exercised before March 1, 2002.

     (4)  Includes 100 shares held by Dr. Cogburn's spouse.

     (5)  Includes 110 shares held by Ms. King as custodian for a minor child.

     (6) Includes 6,130 shares held by Mr. Pignatiello as custodian for minor children.

     (7) Includes 1,210 shares the voting power of which is directed by Dr. Salisbury.

     (8)  Includes 990 shares owned by Ms. Webb's spouse.

Reports of Changes in Beneficial Ownership

     Directors and executive officers of the Company are required by federal law to file reports with the Securities and Exchange Commission regarding the amount of and changes in their beneficial ownership of the Company's Common Stock. To the knowledge of the management of the Company based upon information supplied to the Company by the directors and executive officers, all required reports of directors and executive officers of the Company have been timely filed.

                        PROPOSAL 1: ELECTION OF DIRECTORS
                        ---------------------------------

     The Bylaws of the Company provide that its Board of Directors shall consist of between eight and twelve members, as determined by the Board of Directors or the shareholders, and, if there are nine or more directors, that they shall be classified into three groups with staggered terms of three years in as equal numbers as possible. The Board of Directors has set the number of directors of the Company at ten. The three directors whose terms expire at the Annual Meeting have been renominated to three-year terms:


                          Position(s)     Director                      Principal Occupation
Name and Age                 Held          Since          and Business Experience During Past Five Years
------------                 ----          -----          ----------------------------------------------

Max O. Cogburn, Sr.         Director        1997     Attorney  and  Partner, Cogburn, Goosman, Brazil & Rose,
(74)                                                 P.A., Asheville, NC

Carol L. King               Director        1997     CPA and President, Carol L. King & Associates, P.A.,
(56)                                                 Asheville, NC

David N. Wilcox             Director        1997     Vice President, Wilcox Travel Agency, Inc., Asheville, NC
(41)


Incumbent Directors

     The Company's Board of Directors includes the following directors whose terms will continue after the Annual Meeting. The three nominees and the incumbent directors also serve as directors of the Bank:


                              Director    Term                           Principal Occupation
Name and Age                   Since     Expires            and Business Experience During Past Five Years
------------                   -----     -------            ----------------------------------------------


W. Edward Anderson              1997        2004      Director, Hasco Mold Bases, Asheville, NC
(62)


M. David Cogburn, M.D.          1999        2003      President, Carolina Mountain Dermatology, P.A., Arden, NC
(46)


G. Gordon Greenwood             2000        2004      President  and Chief  Executive  Officer of the Company and of
(55)                                                  the Bank,  January,  2000-Present;  Regional  Market  Manager,
                                                      Centura    Bank,    Asheville    1996-2000;     Senior    Vice
                                                      President/Commercial Loans, First Commercial Bank, 1983-1996.

Darryl J. Hart                  1997        2004      Vice  President and General  Manager,  Hart Funeral  Services,
(40)                                                  Inc., Asheville, NC


Stephen L. Pignatiello          1997        2003      President, P. Comms International, LLC, Asheville, NC
(42)


Kent W. Salisbury, M.D.         1997        2003      Partner, Asheville Cardiology Associates, P.A., Asheville, NC
(58)


Laura A. Webb                   1999        2003      President,  Webb Investment  Services,  Inc.,  Asheville,  NC,
(42)                                                  Vice President, R. Stanford Webb Agency, Asheville, NC




     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" EACH OF THE THREE NOMINEES FOR DIRECTOR OF THE COMPANY FOR TERMS OF THREE YEARS.

Director  Relationships

     Only one family relationship on the Board of Directors exists. Max O. Cogburn, Sr. is the father of M. David Cogburn, M.D. No director is a director of any corporation with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") or subject to the requirements of Section 15(d) of the Exchange Act, or any company registered as an investment company under the Investment Company Act of 1940.

Meetings and Committees of the Board of Directors

     The Company's Board of Directors held thirteen regular meetings in 2001. Except for Darryl J. Hart, all directors attended 75% or more of the aggregate number of meetings of the Board of Directors and any committees on which he or she served. The Board of Directors intends to meet monthly in 2002. The Board of Directors has appointed several standing committees including an ALCO Committee, an Audit Committee, Compensation Committee, an Executive Committee, a Loan Committee and a Marketing Committee. Those committees will also meet on a regular basis. The composition of each Committee is as follows:


            ALCO Committee                   Audit Committee             Compensation Committee
            --------------                   ---------------             ----------------------
          Max O. Cogburn, Sr.              W. Edward Anderson              W. Edward Anderson
          G. Gordon Greenwood              Max O. Cogburn, Sr.             Max O. Cogburn, Sr.
             Carol L. King               M. David Cogburn, M.D.            G. Gordon Greenwood
        Kent W. Salisbury, M.D.              Darryl J. Hart                   Carol L. King
             Laura A. Webb                    Carol L. King              Kent W. Salisbury, M.D.
                                         Stephen L. Pignatiello              David N. Wilcox

          Executive Committee                 Loan Committee               Marketing Committee
          -------------------                 --------------               -------------------

          W. Edward Anderson               Max O. Cogburn, Sr.            M. David Cogburn, M.D.
          Max O. Cogburn, Sr.              G. Gordon Greenwood             G. Gordon Greenwood
          G. Gordon Greenwood                 Darryl J. Hart                  Darryl J. Hart
             Carol L. King                    Carol L. King               Stephen L. Pignatiello
        Kent W. Salisbury, M.D.           Stephen L. Pignatiello              Laura A. Webb
            David N. Wilcox                  David N. Wilcox                 David N. Wilcox


Report of Audit Committee

     The Audit Committee of the Company is responsible for receiving and reviewing the annual audit report of the Company's independent auditors and reports of examinations by bank regulatory agencies, and helping formulate, implement, and review the Company's and its subsidiary's internal audit programs.

     During the course of its examination of the Company's audit process in 2001, the Audit Committee reviewed and discussed the audited financial statements with management. The Audit Committee also discussed with the independent auditors, Deloitte & Touche LLP, all matters required to be discussed by the Statement of Auditing Standards No. 61, as amended. Furthermore, the Audit Committee received from Deloitte & Touche LLP disclosures regarding their independence required by the Independence Standards Board Standard No. 1, as amended and discussed with Deloitte & Touche LLP their independence.

     Based on the review and discussions above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's annual report on Form 10-KSB for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

     The Company is not a member of any exchange. However, the Audit Committee members are "independent" as defined by the NASDAQ listing standards.

     The Audit Committee has considered whether the principal accountant's provisions of non-audit services to the Company is compatible with maintaining independence of Deloitte & Touche LLP. The Audit Committee has determined that it is compatible with maintaining the independence of Deloitte & Touche LLP.

Audit Fees

     The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001 and for the review of the financial statements included in the Company's Quarterly Reports on Form 10-QSB for the fiscal year ended December 31, 2001 were $39,950.

Financial Information Systems Design and Implementation Fees

     There were no professional services rendered by Deloitte for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2001.

All Other Fees

     The aggregate fees and expenses billed by Deloitte for services rendered to the Company, other than the services described above under "Audit Fees" for the fiscal year ended December 31, 2001 were $7,180. This amount includes fees for tax compliance and planning. This report is submitted by the Audit Committee, the members of which are listed above.

Director Compensation

     Directors received compensation of $100 for every meeting attended during the fiscal year ended December 31, 2001.

     The shareholders of the Company ratified the Weststar Financial Services Corporation 2001 Nonqualified Stock Option Plan (the "Nonqualified Option Plan") at the 2001 Annual Meeting of shareholders pursuant to which options on 70,070 shares of the Company's common stock are available for issuance to members of the Company's Board of Directors. During 2001, options to purchase 69,300 shares of the Company's common stock were granted under the Nonqualified Option Plan.

Executive Officers

     Set forth below is certain information regarding the Company's executive officers.


                                   Position with
Name                      Age         Company                            Business Experience
----                      ---         -------                            -------------------

G. Gordon Greenwood       55         Director,       President  and Chief  Executive  Officer of the Company and
                                   President and     the  Bank;   Regional   Market   Manager,   Centura   Bank,
                                  Chief Executive    Asheville,   1996-2000;  Senior   Vice-President/Commercial
                                      Officer        Loans, First Commercial Bank, 1983-1996.

Randall C. Hall           36      Executive Vice     Executive Vice  President,  Secretary,  and Chief Financial
                                    President,       Officer of the Company and the Bank,  1997-  Present;  Vice
                                  Secretary, and     President,  Secretary and Chief  Financial  Officer of Bank
                                  Chief Financial    of Granite Corp and Bank of Granite, 1988-1997.
                                      Officer

Board Report on Executive Compensation

     The Bank has entered into an employment and change of control agreement with G. Gordon Greenwood (dated February 9, 2000) as its President and Chief Executive Officer to establish his duties and compensation and to provide for his continued employment with the Bank. The employment agreement provides for an initial term of five years with renewal at the end of the third year and on each anniversary thereafter for an additional one-year term provided there is an affirmative decision to renew by the Board of Directors. The employment agreement provides for an annual base salary of $125,000, and for participation in other pension and profit-sharing retirement plans maintained by the Bank on behalf of its employees, as well as fringe benefits normally associated with Mr. Greenwood's position or made available to all other employees. Additionally, at the sooner to occur of (i) a "change in control" of the Bank, or (ii) the end of the initial five-year term, Mr. Greenwood is to receive a 10-year annuity of $40,000 per year. Upon adoption of a stock option plan, Mr. Greenwood is to be granted options to purchase shares of the Bank valued at 300% of base compensation. The employment agreement provides that Mr. Greenwood may be terminated for "cause" as defined in the employment agreement, and that the employment agreement may otherwise be terminated, in some cases with certain financial consequences incurred by the Bank or Mr. Greenwood. The employment agreement provides that should the Bank terminate the employment agreement other than for cause or disability within 24 months after a "change in control," or should Mr. Greenwood terminate the agreement within such 24 months during which his compensation or responsibilities have been reduced, or his workplace location is moved outside of Asheville, North Carolina, then he shall receive a lump sum equal to two hundred ninety-nine percent (299%) of his "base amount" as determined by Section 280G of the Internal Revenue Code of 1986. A "change in control" shall be deemed to have occurred upon (i) any person becoming the beneficial owner or otherwise acquiring control, directly or indirectly, of securities of the Bank representing thirty-five percent (35%) or more of the voting power of the Bank's now outstanding securities; (ii) the acquisition by any Person in any manner of the ability to elect, or to control the election, of a majority of the directors of the Bank; (iii) the merger of the Bank into another entity or the merger of any entity into the Bank without the Bank being the survivor; or (iv) the acquisition of substantially all of the assets of the Bank by another corporation.



                                      SUMMARY COMPENSATION TABLE


                          Annual Compensation                      Long-Term Compensation
                          -------------------                      ----------------------
                                                                 Awards           Payouts
                                                                 ------           -------

                                                                                            All
                                                                                           Other
                                                                              LTIP         Compen-
                        Year 1     Salary       Bonus            Options      Payouts 2    sation 3
Name and                ------     ------       -----            -------      ---------    --------
Principal Position
------------------

G. Gordon Greenwood,    2001      $126,021     $13,000           33,000          $546       $6,603
President and Chief     2000       112,050       -0-              -0-             506        1,202
Executive Officer


         (1)      Mr. Greenwood became employed by the Bank in February, 2000.
         (2)      Includes taxable benefit on group term insurance
         (3)      Consists of 401(k) contribution


Stock Options

     At the Company's 2001 Annual Meeting, the shareholders approved the adoption of the Weststar Financial Services Corporation 2001 Incentive Stock Option Plan which provides for the issuance of up to 70,070 options to purchase shares of the Company's common stock. The following table sets forth information regarding grants of Incentive Stock Options to Mr. Greenwood during the fiscal year ended December 31, 2001.


                                        Option Grants in Fiscal Year 2001
                                               (Individual Grants)


                          Number of Securities
                               Underlying          % of Total Options       Exercise or           Expiration
        Name              Options Granted (1)     Granted to Employees   Base Price $/Share)         Date
        ----              -------------------     --------------------   -------------------         ----
   G. Gordon Greenwood           33,000                   47.1%                 $7.77            June 20, 2011


(1) Such Incentive Stock Options are subject to a four year vesting schedule with 20 percent of such options immediately vested upon grant and 20 percent of such options vesting on each anniversary of the date of grant.

     The following table sets forth information regarding option exercises and option values as of the end of the fiscal year ended December 31, 2001.


                                Aggregated Option Exercises in Fiscal Year 2001
                                       And Fiscal Year End Option Values


                                                             Number of Securities               Value of Unexercised
                                                            Underlying Unexercised                   In-the-Money
                              Shares                        Options at December 31,            Options at December 31,
                             Acquired                                2001                              2001(1)
                                on           Value       -----------------------------     ------------------------------
           Name              Exercise      Realized        Exercisable/Unexercisable         Exercisable/Unexercisable
           ----              --------      --------
                                                         -----------------------------     ------------------------------
   G. Gordon Greenwood          -0-          -0-                 6,600 / 26,400                   $3,168 / $12,672


     (1)  The Company's stock price on December 31, 2001 was $ 8.25 per share.


401(k) Savings Plan

     The Company has no employees who are not also employees of the Bank. Hence, the 401(k) Savings Plan of the Bank covers all employees of the Company. In 1998, the Bank adopted a tax-qualified savings plan (the "Savings Plan") which covers all current full-time employees and any new full-time employees who have completed 1,000 hours of service for the employer. Under the savings plan, a participating employee may contribute up to 15% of his or her base salary on a tax-deferred basis through salary reduction as permitted under Section 401(k) of the Internal Revenue Code of 1986 (the "Code"), as amended. The employer may make additional discretionary profit sharing contributions to the savings plan on behalf of all participants. Such discretionary profit sharing contributions may not exceed 6% of the aggregate of the pre-tax base salaries of all participants in the savings plan and are allocated among all participants on the basis of the participant's age and level of compensation. Amounts deferred above the first 6% of salary are not matched by the employer. A participant's contributions and the employer's matching and profit sharing contributions under the savings plan will be held in trust accounts for the benefit of participants. A participant is at all times 100% vested with respect to his or her own contributions under the savings plan, and becomes 100% vested in the account for the employer's matching and profit sharing contributions after completing five years of service with the employer. The value of a participant's accounts under the savings plan becomes payable to him or her in full upon retirement, total or permanent disability or termination of employment for any reason, or becomes payable to a designated beneficiary upon a participant's death. The savings plan also will contain provisions or withdrawals in the event of certain hardships. A participant's contributions, vested matching and profit sharing contributions of the employer, and any income accrued on such contributions, are subject to federal or state taxes until such time as they are withdrawn by the participant.

Indebtedness of and Transactions with Management

     The Bank has had, and expects to have in the future, banking transactions in the ordinary course of business with certain of its current directors, nominees for director, executive officers and their associates. All loans included in such transactions were made on substantially the same terms, including interest rates, repayment terms and collateral, as those prevailing at the time such loans were made for comparable transactions with other persons, and do not involve more than the normal risk of collectibility or present other unfavorable features.

     All such transactions have been negotiated on an arms-length basis at terms no more favorable than would otherwise be obtained from an independent third party.


           PROPOSAL 2: RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed the firm of Deloitte & Touche LLP as the Company's independent public accountants for 2002. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting and available to respond to appropriate questions, and will have the opportunity to make a statement if he desires to do so.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" RATIFICATION OF Deloitte & TOUCHE LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR 2002.


                                  OTHER MATTERS
                                  -------------

     The Board of Directors knows of no other business that will be brought before the Annual Meeting. Should other matters properly come before the meeting, the proxies will be authorized to vote shares represented by each appointment of proxy in accordance with their best judgment on such matters.


                        PROPOSALS FOR 2003 ANNUAL MEETING
                        ---------------------------------

     It is anticipated that the 2003 Annual Meeting will be held on a date during April 2003. Any Proposal of a shareholder which is intended to be presented at the 2003 Annual Meeting must be received by the Company at its main office in Asheville, North Carolina no later than November 15, 2002, in order that any such Proposal be timely received for inclusion in the proxy statement and appointment of proxy to be issued in connection with that meeting. If a Proposal for the 2003 Annual Meeting is not expected to be included in the proxy statement for that meeting, the Proposal must be received by the Company by February 15, 2003 for it to be timely received for consideration. The Company will use its discretionary authority for any Proposals received thereafter.

                                  MANAGEMENT'S

                                  DISCUSSION &

                                    ANALYSIS

MANAGEMENT'S DISCUSSION AND ANALYSIS

The following discussion relates to the operations for the years ended December 31, 2001, 2000 and 1999.


For the Year Ended December 31, 2001 Compared to the Year Ended December 31, 2000

Interest income, the primary source of revenue for the Company, was derived from interest-earning assets such as loans, investments and federal funds sold. The rate earned on interest-earning assets and dollar volume of the interest-earning assets drive interest income. Interest income totaled $6,135,208 for the year ended December 31, 2001 compared to $5,273,594 in 2000. Growth in interest income was attributable to growth in interest-earning assets; the average balance of interest-earning assets increased from $51,007,637 in 2000 to $71,963,747 in 2001 or 41%. Interest expense, derived from interest-bearing liabilities such as deposits and borrowed funds, totaled $2,742,677 in 2001 compared to $2,175,502 in 2000. The increase in interest expense was primarily attributable to growth in interest-bearing liabilities. The average balance of interest-bearing liabilities grew from $42,327,350 in 2000 to $58,868,331 in 2001 or 39%. The following table sets forth the dollar amount of increase (decrease) in interest income and interest expense resulting from changes in the volume of interest-earning assets and interest-bearing liabilities and from changes in yields and rates.


                            Interest and Rate/Volume Variance
                           For the Year Ended December 31, 2001

                                                        2001 Compared to 2000
                                                Volume             Rate            Total
Interest-bearing deposits in other banks     $     4,417      $      (283)     $     4,134
Investment securities                            134,891          (32,499)         102,392
Federal funds sold                               152,490          (60,988)          91,502
Loans                                          1,523,354         (859,768)         663,586
Increase in interest income                  $ 1,815,152      $  (953,538)     $   861,614
                                             ===========      ===========      ===========

Interest-bearing deposits                    $   959,589      $  (301,428)     $   658,161
Borrowings                                       (76,512)         (14,474)         (90,986)
                                             -----------      -----------      -----------
Increase in interest expense                 $   883,077      $  (315,902)     $   567,175
                                             ===========      ===========      ===========


(1) The rate/volume variance for each category has been allocated equally on a consistent basis between rate and volume variance.

Other operating income totaled $1,187,168 in 2001 compared to $532,575 in 2000. Service charge fees on deposit accounts and other fees and commissions earned account for the majority of non-interest income. During 2001, the Company earned $803,478 from service charges on deposit accounts compared to $360,756 in 2000, an increase of 123%. In addition to growth in deposits, the implementation of a new deposit service resulted in the increase in service charge income. Other service fees and commissions, including fees from the origination of mortgage loans, totaled $334,621 in 2001 compared to $160,179 in 2000. Mortgage loan fees accounted for $192,960 or 58% of other fees and commissions during 2001 compared to $40,239 or 25% of other fees and commissions during 2000. Other income, primarily the fees from the sales of checks and deposit slips and recoveries other than loans, provided additional income of $49,069 in 2001 compared to $11,640 in 2000. Other expenses totaled $2,994,649 in 2001 compared to $2,548,579 in 2000. Expenses increased as a result of increased personnel expense and increased supplies expense to process the bank's growth in loans and deposits. Salaries and benefits accounted for $1,426,729 in 2001 or 48% of other expenses compared to $1,209,456 or 47% in 2000. Equipment expenses totaled $259,628 in 2001 compared to $232,735 in 2000. The increase in equipment expense reflects the Company's desire to provide state of the art technology for customer service. Other non-interest expenses of $1,308,292 in 2001 compared to $1,106,388 in 2000 included sundry items such as marketing, accounting, occupancy, insurance, and data processing. In 2001, the Company recorded $434,030 in income tax expense. During 2000, the Company recognized an income tax benefit of $320,154 primarily related to the release of a valuation allowance of $543,000 previously recorded against deferred tax assets, net of income taxes related to operations for the year ended December 31, 2000. At December 31, 1999 management believed the realization of the valuation allowance was not reasonably assured. Based upon the taxable income being generated in 2000 and management's expectations of continued profitability, management believed the realization of the deferred tax asset was more likely than not. The valuation allowance was reversed in the first quarter of 2000, thereby providing a deferred tax benefit. Net income for 2001 totaled $600,600 compared to $947,282 in 2000 or $.71 per share and $1.36 per share for 2001 and 2000, respectively. The return on average assets and equity, respectively, were .77% and 8.07% for 2001 compared to 1.68% and 16.39% in 2000. Comprehensive income, which is the change in equity during a period excluding changes resulting from investments by shareholders and distributions to shareholders, totaled $639,477 in 2001 compared to $952,763 in 2000.

NET INTEREST INCOME

Net interest income (the difference between interest earned on interest-earning assets and interest paid on interest-bearing liabilities, primarily deposits) represents the most significant portion of the Company's earnings. It is management's on-going policy to maximize net interest income, while maintaining an acceptable level of risk. Net interest income totaled $3,392,531 in 2001 compared to $3,098,092 in 2000. The Company's net yield on earning assets was 4.7% and 6.1% for the years 2001 and 2000, respectively. During 2001, the
Federal Reserve Bank decreased its discount rate by 475 basis points, which resulted in an overall decreased net yield on earning assets for the Company. The Company continues efforts to maximize this spread by management of both loan and deposit rates in order to support the overall earnings growth. The following table presents the daily average balances, interest income / expense and average rates earned and paid on interest-earning assets and interest-bearing liabilities of the Company.


AVERAGE BALANCES AND INTEREST INCOME ANALYSIS
For the Years Ended December 31, 2001 and 2000
                                                                 2001                                    2000
                                                                           Interest                                  Interest
                                                  Average       Average     Income/        Average      Average       Income/
                                                  Balance        Rate       Expense        Balance       Rate        Expense
ASSETS:
Loans (1)                                     $   63,318,525      9.1%  $   5,734,776  $  47,822,498     10.6%   $    5,071,190
Taxable securities                                 4,452,785      5.4%        241,278      2,191,380      6.4%          140,816
Tax-exempt securities (2)                             60,460      4.8%          1,930              -        -                 -
Federal funds sold                                 4,037,962      3.8%        151,459        969,082      6.2%           59,957
Interest-bearing deposits                             94,015      6.1%          5,765         24,677      6.6%            1,631
                                              --------------             ------------   ------------               ------------
  Total interest-earning assets                   71,963,747      8.5%      6,135,208     51,007,637     10.3%        5,273,594
                                                                         -------------                              ------------
                                              --------------                            ------------
All other assets                                   5,863,532                               5,355,536
                                              --------------                            ------------
  Total assets                                $   77,827,279                           $  56,363,173
                                              --------------


Liabilities and Shareholders' Equity:
Interest-bearing deposits                     $   58,796,429      4.7%  $   2,738,809  $  41,073,052      5.1%   $    2,080,648
Other borrowings                                      71,902      5.4%          3,868      1,254,298      7.6%           94,854
                                              --------------             ------------   ------------               ------------
  Total interest-bearing liabilities              58,868,331      4.7%      2,742,677     42,327,350      5.1%        2,175,502
Other liabilities                                 11,519,306                               8,256,448
Shareholders' equity                               7,439,642                               5,779,375
                                              --------------                            ------------
Total liabilities and shareholders' equity    $   77,827,279                           $  56,363,173
                                              --------------                            ------------

Net yield on earning-assets and net
  Interest income (3)                                             4.7%  $   3,392,531                     6.1%   $    3,098,092
                                                                         ------------                              ------------
Interest rate spread (4)                                          3.8%                                    5.2%



(1) Non-accrual loans have been included.
(2) Yields on tax-exempt securities have been tax effected using a 34% tax rate.
(3) Net yield on earning assets is computed by dividing net interest earned by average earning assets.
(4) The interest rate spread is the interest-earning assets rate less the interest-bearing liabilities rate.

LIQUIDITY AND INTEREST RATE SENSITIVITY

The objectives of the Company's liquidity management policy include providing adequate funds to meet the needs of depositors and borrowers at all times, as well as providing funds to meet the basic needs for on-going operation of the Company and regulatory requirements. Liquidity requirements of the Company are met primarily through two categories of funds. The first is core deposits, which includes demand deposits, savings accounts and certificates of deposits. The Company considers these to be a stable portion of the Company's liability mix and results of on-going stable commercial and consumer banking relationships. At December 31, 2001 and 2000 core deposits totaled $62,065,371 or 86% and $56,473,479 or 89%, respectively, of the Company's total deposits.

The other principal methods of funding utilized by the Company are through large denomination certificates of deposit, federal funds purchased and other short-term borrowings. Upstream correspondent banks, including the Federal Home Loan Bank of Atlanta, have made available to the Company lines of credit of approximately $11.6 million. Funding can also be borrowed from the Federal Reserve Bank's discount window. Funds borrowed from the Federal Reserve Bank are based upon a percentage of the underlying collateral. The Company has not incurred a need to borrow from the Federal Reserve Bank, as a result no securities have been allocated to secure borrowings. The Company's policy is to emphasize core deposit growth rather than growth through purchased or brokered liabilities as the cost of these funds are greater.

The Company's asset/liability management, or interest rate risk management, program is focused primarily on evaluating and managing the composition of its assets and liabilities in view of various interest rate scenarios. Factors beyond the Company's control, such as market interest rates and competition, may also have an impact on the Company's interest income and interest expense.

In the absence of other factors, the yield or return associated with the Company's earning assets generally will increase from existing levels when interest rates rise over an extended period of time and, conversely, interest income will decrease when interest rates decline. In general, interest expense will increase when interest rates rise over an extended period of time and, conversely, interest expense will decrease when interest rates decline.

As a part of its interest rate risk management policy, the Company calculates an interest rate "gap." Interest rate "gap" analysis is a common, though imperfect, measure of interest rate risk, which measures the relative dollar amounts of interest-earning assets and interest-bearing liabilities which reprice within a specific time period, either through maturity or rate adjustment. The "gap" is the difference between the amounts of such assets and liabilities that are subject to repricing. A "positive" gap for a given period means that the amount of interest-earning assets maturing or otherwise repricing within that period exceeds the amount of interest-bearing liabilities maturing or otherwise repricing within the same period. Accordingly, in a declining interest rate environment, an institution with a positive gap would generally be expected, absent the effects of other factors, to experience a decrease in the yield on its assets greater than the decrease in the cost of its liabilities, and its income should be negatively affected. Conversely, the cost of funds for an institution with a positive gap would generally be expected to increase more slowly than the yield on its assets in a rising interest rate environment, and such institution's net interest income generally would be expected to be positively affected by rising interest rates. Changes in interest rates generally have the opposite effect on an institution with a "negative" gap.

The following table sets forth the amounts of interest-earning assets and interest-bearing liabilities outstanding at December 31, 2001, which are projected to reprice or mature in each of the future time periods shown. Except as stated below, the amounts of assets and liabilities shown which reprice or mature within a particular period were determined in accordance with the contractual terms of the assets or liabilities. Loans with adjustable rates are shown as being due at the end of the next upcoming adjustment period. In addition, the table reflects scheduled principal payments, which will be received throughout the lives of the loans. The interest rate sensitivity of the Company's assets and liabilities illustrated in the following table would vary substantially if different assumptions were used or if actual experience differs from that indicated by such assumptions.



                                        1 - 90        91 - 180        181  - 365        Total              Non-
                                         Days           Days             Days          One Year         Sensitive         Total
Interest-earning assets:
Interest bearing deposits           $     36,115                                     $     36,115                     $     36,115
Federal funds sold                     1,585,000                                        1,585,000                        1,585,000
Investment securities                         --                    $    750,000          750,000     $  6,043,328       6,793,328
Federal Home Loan
  Bank stock                                  --              --              --          229,800          229,800
Loans                                 48,536,873    $  1,736,309       2,823,386       53,096,568       12,134,414      65,230,982
                                      ----------    ------------       ---------       ----------       ----------      ----------
  Total interest-earning assets       50,157,988       1,736,309       3,573,386       55,467,683       18,407,542      73,875,225

Interest-bearing liabilities:
Time deposits                         18,197,519       7,829,318       5,520,923       31,547,760          450,801      31,998,561
All other deposits                    25,890,653              --              --       25,890,653               --       5,890,653
                                      ----------    ------------       ---------       ----------       ----------      ----------
   Total interest-
     bearing liabilities              44,089,173       7,829,318       5,520,923       57,438,413     $    450,801    $ 57,889,214

Interest sensitivity gap            $  6,069,816    $ (6,093,009)   $ (1,947,537)    $ (1,970,730)
Cumulative interest
  sensitivity gap                   $  6,068,816    $    (23,193)   $ (1,970,730)
Interest-earning assets
  as a percent  of interest
  sensitive liabilities                    113.8%           22.2%           64.7%            96.6%




The  Company  has   established   an  acceptable   range  of  80%  to  120%  for
interest-earning assets as a percent of interest sensitive liabilities.

MATURITIES AND SENSITIVITIES OF LOANS TO CHANGES IN INTEREST RATES AS OF DECEMBER 31, 2001

                                       Within           One to          Five
                                         One             Five           Years
                                        Year             Years         or More

Real estate - Construction           $10,703,788     $   435,800
Real estate - Mortgage                20,779,534      12,575,680     $ 1,833,796

Predetermined rate, maturity
  greater than one year               13,011,480       1,833,796
Variable rate or maturing within
  one year                            31,483,322              --              --


The Company paid an average rate of 4.6% on interest-bearing deposits during 2001 compared to 5.1% during 2000. Significant growth in deposits came from interest-bearing accounts. Interest-bearing accounts grew by $5,339,370 with interest-bearing transaction and savings accounts accounting for $5,186,165 or 97%. Increased customer awareness of interest rates increases the importance of rate management by the Company. The Company's management continuously monitors market pricing, competitor rates, and profitability. Deposits continue to be the principal source of funds for continued growth, so the Company attempts to structure its rates so as to promote deposit and asset growth while at the same time increasing overall profit management. The daily average amounts of deposits of the Company are summarized below.

Average Deposits
For the Year Ended December 31, 2001

Non-interest bearing deposits                $ 9,874,195
Interest-bearing                              59,813,140
                                             -----------
Total                                        $69,687,335
                                             ===========

The above table includes deposits of $100,000 and over which at December 31, 2001 totaled $10,066,980. The table below presents the maturities of these deposits of $100,000 or more.

Maturities of Deposits of $100,000 or More
December 31, 2001


                                                                             Greater
                                        Within       Within      Within        Than
                                        Three         Six        Twelve         One
                                        Months       Months      Months         Year
Time deposits of $100,000 or more     $6,050,084   $1,753,166   $2,263,730    $   --


CAPITAL RESOURCES

As of December 31, 2001 and 2000, the Company's ratio of total capital to risk-adjusted assets was 13.79%, and 12.01%, respectively. Average capital to average assets totaled 9.56% and 10.25% at December 31, 2001 and 2000, respectively. During the fourth quarter of 2000 the Company began a secondary stock offering, which was completed out on February 28, 2001. The Company issued 157,397 shares and raised $1,221,910 in net capital. Proceeds generated during the offering are being used to enhance capital and liquidity positions, fund expansion plans, including the establishment of additional branch offices in and around Buncombe County, and for general corporate purposes. The Company remains well capitalized and with the capital generated during the secondary offering fully expects to be able to meet future capital needs caused by growth and expansion as well as regulatory requirements. The Company is not aware of any current recommendation by regulatory authorities, which if implemented would materially affect the Company's liquidity, capital resources or operations.

LOANS

The Company makes loans within its market area, defined as Asheville and Buncombe County, North Carolina. It makes both commercial and consumer loans. Total loans outstanding at December 31, 2001 and 2000 were $65,230,982 and $60,292,631, respectively. The Company places emphasis on consumer loans and commercial loans to small businesses and professionals. The Company has a diversified loan portfolio with no concentration to any one borrower or industry. The amounts and types of loans outstanding for the years ended December 31, 2001 and 2000 are as follows:

                                                2001              2000
LOANS
Real estate
  Construction                             $ 11,139,588      $  8,894,309
  Mortgage                                   35,189,010        32,332,304
Commercial, financial and agricultural       16,512,498        17,939,971
Consumer                                      2,553,710         1,338,067
Total loans                                  65,394,806        60,504,651
Deferred origination fees, net                 (163,824)         (212,020)
                                           ------------      ------------
Total loans, net of deferred fees          $ 65,230,982      $ 60,292,631
                                           ============      ============

Commercial, consumer and real estate mortgage loans of $54,255,218 and $51,610,342 at December 31, 2001 and 2000, respectively, are loans for which the principal source of repayment is derived from the ongoing cash flow of the business or individual. Real estate construction loans of $11,139,588 and $8,894,309 at December 31, 2001 and 2000, respectively, are loans for which the principal source of repayment comes from the sale of real estate or from obtaining permanent financing.

The Company has various financial instruments (outstanding commitments) with off-balance sheet risk that are issued in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Commitments to extend credit are legally binding agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally are issued at then current market rates and have fixed expiration dates of 1 year or other termination clauses. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts outstanding do not necessarily represent future cash requirements. Standby letters of credit represent conditional commitments issued by the Company to assure the performance of a customer to a third party. The unused portion of commitments to extend credit at December 31, 2001 and 2000 was $19,280,406 and $16,143,800, respectively.

Non-accrual loans totaled $1,050,813, and $522,137 at December 31, 2001 and 2000, respectively. If interest from non-accrual loans had been recognized in accordance with the original terms of the loans, net income for 2001 and 2000 would not have been materially different from the amounts reported. The increase in non-accrual loans was primarily attributable to a small number of larger balance loans, which experienced deterioration in performance.

Any loans classified by regulatory examiners as loss, doubtful, substandard or special mention that have not been disclosed hereunder, or under "loans" or "Asset Quality" narrative discussions do not (i) represent or result from trends or uncertainties that management expects will materially impact future operating results, liquidity or capital resources, or (ii) represent material credits about which management is aware of any information that causes management to have serious doubts as to the ability of such borrowers to comply with the loan repayment terms.

The recorded investment in loans that are considered to be impaired in accordance with criteria set forth in Statement of Financial Accounting Standards No. 114 of the Financial Accounting Standards Board was $605,006 and $199,650 at December 31, 2001 and 2000, respectively. The increase in impaired loans, reflects a small number of larger balance loans, which experienced deterioration in asset quality. The average recorded balance of impaired loans during 2001 was not significantly different from the balance at December 31, 2001 and 2000. The related allowance for loan losses determined in accordance with SFAS No. 114 for impaired loans was $68,353 and $86,152 at December 31, 2001 and 2000, respectively. For the years ended December 31, 2001 and 2000, the Company recognized interest income from impaired loans of $40,272 and $27,993, respectively.

Loans are considered impaired when based on current information, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement, including interest payments. Impaired loans are carried at the lower of the recorded investment in the loan, the estimated present value of the total expected future cash flows, discounted at the loan's effective rate or the fair value of the collateral, if the loan is collateral dependent.

PROVISION AND ALLOWANCE FOR LOAN LOSSES

Management considers the Company's asset quality to be of primary importance. The allowance for loan losses, which is utilized to absorb losses inherent in the loan portfolio, is maintained at a level sufficient to provide for estimated potential charge-offs of non-collectible loans. The loan portfolio is analyzed periodically in an effort to identify potential problems before they actually occur. The allowance for loan losses is evaluated on a regular basis by management using a methodology that segments the loan portfolio by types. This methodology is based upon management's periodic review of the collectibility of the loans in light of the current status of the portfolio, historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral, and prevailing economic conditions. Because the Company has been in existence for a relatively short time, and therefore has a limited history, management has also considered in applying its analytical methodology the loss experience and allowance levels of other peer community banks and the historical experiences encountered by the Company's management and senior lending officers. Weststar's methodology for assessing the appropriateness of the allowance for loan losses consists of two key elements, which are the formula allowance and specific allowance.

The formula allowance is calculated by applying loss factors to outstanding loans and certain unused commitments, in each case based on the internal risk grade of such loans, pools of loans and commitments. Changes in risk grades of both performing and non-performing loans affect the amount of the formula allowance. Loss factors are based in part on limited experience and may be adjusted for significant factors that, in management's judgement, affect the collectibility of the portfolio as of the evaluation date. Loss factors are developed in the following way.

- Problem graded loan loss factors are derived from a methodology that utilizes published experience of peer community banks and the historical experiences encountered by Weststar's management.
- Pass graded loan loss factors are based on average annual net charge-offs rate over a period believed to be a business cycle.
- Pooled loan loss factors (not individually graded loans) are based on expected net charge-offs for one year. Pooled loans are loans that are homogeneous in nature, such as consumer installment loans.
- Specific allowances are established in cases where management has identified significant conditions or circumstances related to a credit that management believes indicate the probability that a loss has been incurred in excess of the formula allowance. This amount is determined either by a discounted cash flow method or the fair value of the collateral.

The allowance for loan losses is a significant estimate that can and does change based upon management's process in analyzing the laon portfolio and on management's assumptions about specific borrowers and applicable economic and environmental conditions. Specific reserves are affected by the underlying quality of the collateral securing the loans. General reserves reflect changes in market conditions, similar types of loans or loans among a similar group, changes in regulations and laws, among other factors.

The Company has incurred limited charge-off experience. Actual charge-offs are compared to the allowance and adjustments are made accordingly. Also, by basing the pass graded loan loss factors over a period relative of a business cycle, the methodology is designed to take our recent loss experience into account. Pooled loan loss factors are adjusted monthly based upon the level of net charge-offs expected by management in the next twelve months. Furthermore, the methodology permits adjustments to any loss factor used in the computation of the formula allowance in the event that, in management's judgement, significant factors, which affect the collectibility of the portfolio as of the evaluation date, are not reflected in the loss factors. By assessing the probable estimated losses inherent in the loan portfolio on a monthly basis, we are able to adjust specific and inherent loss estimates based upon the most recent information.

The provision for loan losses represents a charge against income in an amount necessary to maintain the allowance at an appropriate level. The monthly provision for loan losses may fluctuate based on the results of this analysis. The allowance for loan losses at December 31, 2001 and 2000 was $978,467 and $871,706 or 1.50% and 1.45%, respectively, of gross loans outstanding. The ratio of net charge-offs to average loans outstanding during the year was .70% and ..23%, during 2001 and 2000, respectively. This ratio reflects management's conservative lending and effective efforts to recover credit losses.

CHANGES IN THE ALLOWANCE FOR LOAN LOSSES

                                                    2001            2000

Balance at beginning of year                     $ 871,706       $ 528,808
Loans charged-off:
  Commercial, financial and agricultural          (373,087)       (112,062)

  Real estate: Mortgage                            (90,275)             --

  Consumer                                         (27,238)             --
Total charge-offs                                 (490,600)       (112,062)

Recoveries of loans previously charged -off:
  Commercial, financial and agricultural            45,270
  Consumer                                           1,671              --
Total recoveries                                    46,941              --
Net charge-offs                                   (443,659)       (112,062)

Additions charged to operations                    550,420         454,960

Balance at end of year                           $ 978,467       $ 871,706

Ratio of net charge-offs during the year to
  average loans outstanding during the year            .70%            .23%



The Company does not have any significant loan concentrations. During the period, loan terms remained relatively unchanged, and loan quality reflected slight deterioration. However, the magnitude did not result in a significant impact on the allowance. Growth in the allowance has been based upon our formula allowance. Due to the overall consistency of the loan portfolio, there has been no reallocation of the allowance among different parts of the portfolio.

During 2001, there were no changes in the estimation methods or assumptions that affected our methodology for assessing the appropriateness of the formula and specific allowance for credit losses. Changes in estimates and assumptions regarding the effects of economic and business conditions on borrowers affect the assessment of the allowance.

The following table allocates the allowance for loan losses by loan category at the dates indicated. The allocation of the allowance to each category is not necessarily indicative of future losses and does not restrict the use of the allowance to absorb losses in any category.

ALLOCATION OF THE ALLOWANCE FOR LOAN LOSSES
December 31, 2001 and 2000


                                              2001                 2000
                                                     PERCENT                 PERCENT
                                                     OF TOTAL                OF TOTAL
                                            AMOUNT   LOANS       AMOUNT      LOANS
Real estate                                $645,743     71%     $553,337        68%
Commercial, financial and agricultural      280,653     25%      278,879        30%
Consumer                                     19,381      4%       15,822         2%
Unallocated                                  32,690     --        23,668        --
                                           --------    ---      --------       ---
Total allowance                            $978,467    100%     $871,706       100%
                                           ========    ===      ========       ===

INVESTMENT SECURITIES

At December 31, 2001 and 2000, securities carried at market value totaled $6,859,668 and $2,022,608, respectively, with amortized costs of $6,793,328 and $2,019,607, respectively. All investment securities are available for sale. Securities available for sale are securities which will be held for an indefinite period of time, including securities that management intends to use as part of its asset/liability management strategy, or that may be sold in response to changes in interest rates, changes in prepayment risk or the need to increase regulatory capital or other similar factors.

MATURITIES AND YIELDS OF DEBT SECURITIES
December 31, 2001 and 2000

December 31, 2001
Available for sale: (1)
Type


Certificates of  deposit  due - within 1 year     $  750,000       4.6%
U.S. Government agencies due - 1 to 5 years        5,782,333       4.7%
N.C. Municipal  bonds due - 5 to 10 years (2)        260,995       5.9%
                                                  ----------       ---
Total                                             $6,793,328       4.8%
                                                  ==========       ===

December 31, 2000
Available for sale: (1)
Type
                               Within
                               1 Year        Yield
U.S. Treasury Notes          $  745,990       6.4%
U.S. Government Agencies      1,273,617       6.6%
                             ----------       ---
Total                        $2,019,607       6.6%
                             ==========       ===


(1) Securities available for sale are stated at amortized cost. (2) Yields on tax-exempt securities reflect tax equivalent yields using 34% tax rate.



For the Year Ended December 31, 2000 Compared to the Year Ended December 31, 1999

Interest income, the primary source of revenue for the Company, was derived from interest-earning assets such as loans, investments and federal funds sold. The rate earned on interest-earning assets and dollar volume of the interest-earning assets drive interest income. Interest income totaled $5,273,594 for the year ended December 31, 2000 compared to $2,760,318 in 1999. Growth in interest income was primarily attributable to growth in interest-earning assets; the average balance of interest-earning assets increased from $30,211,789 in 1999 to $51,007,637 in 2000 or 69%. Interest expense, derived from interest-bearing liabilities such as deposits and borrowed funds, totaled $2,175,502 for 2000 compared to $1,128,641 for 1999. The increase in interest expense was primarily attributable to growth in interest-bearing liabilities. The average balance of interest-bearing liabilities grew from $24,825,935 in 1999 to $42,327,350 in 2000 or 70%. The following table sets forth the dollar amount of increase (decrease) in interest income and interest expense resulting from changes in the volume of interest-earning assets and interest-bearing liabilities and from changes in yields and rates.


                            Interest and Rate/Volume Variance
                           For the Year Ended December 31, 2000

                                                         2000 Compared to 1999
                                                Volume            Rate           Total
Interest-bearing deposits in other banks     $       (55)     $       475     $       420
Investment securities                            (20,158)          37,030          16,872
Federal funds sold                              (102,608)          19,610         (82,998)
Loans                                          2,368,932          210,050       2,578,982
                                             -----------      -----------     -----------
Increase in interest income                  $ 2,246,111      $   267,165     $ 2,513,276
                                             ===========      ===========     ===========

Interest-bearing deposits                    $   831,553      $   122,073     $   953,626
Borrowings                                        80,195           13,040          93,235
                                             -----------      -----------     -----------
Increase in interest expense                 $   911,748      $   135,113     $ 1,046,861
                                             ===========      ===========     ===========

(1) The rate/volume variance for each category has been allocated equally on a consistent basis between rate and volume variance.

Other operating income totaled $532,575 in 2000 compared to $414,864 in 1999. Service charge fees on deposit accounts and other fees and commissions earned account for the majority of non-interest income. During 2000, the Company earned $360,756 from service charges on deposit accounts compared to $272,911 in 1999, an increase of 32%. Other service fees and commissions, including fees from the origination of mortgage loans, totaled $160,179 in 2000 compared to $131,316 in 1999. Mortgage loan fees accounted for $40,239 or 25% of other fees and commissions during 2000 compared to $50,339 or 38% of other fees and commissions during 1999. Other income, primarily the fees from the sales of checks and deposit slips, provided additional income of $11,640 in 2000 compared to $10,637 in 1999. Other expenses totaled $2,548,579 in 2000 compared to $2,018,808 in 1999. Expenses increased as a result of opening a new banking office, increased personnel expense and increased supplies expense to process the banks growth in loans and deposits. Salaries and benefits accounted for $1,209,456 in 2000 or 47% of other expenses compared to $1,049,339 or 52% in 1999. Equipment expenses totaled $232,735 in 2000 compared to $201,738 in 1999. Other non-interest expenses of $967,875 in 2000 compared to $688,451 in 1999 included sundry items such as marketing, accounting, insurance, and data processing. The Company recognized an income tax benefit of $320,154 primarily related to the release of a valuation allowance of $543,000 previously recorded against deferred tax assets, net of income taxes related to operations for the year. At December 31, 1999 management believed the realization of the valuation allowance was not reasonably assured. Based upon the taxable income being generated in 2000 and management's expectations of continued profitability, management now believes the realization of the deferred tax asset is more likely than not. The valuation allowance was reversed in the first quarter of 2000, thereby providing a deferred tax benefit. Net income for 2000 totaled $947,282 compared to a net loss of $249,653 in 1999 or $1.50 per share and $(.41) per share for 2000 and 1999, respectively. The return on average assets and equity, respectively, were 1.68% and 16.39% for 2000 compared to (.74%) and (5.05%) in 1999. Comprehensive income (loss), which is the change in equity during a period excluding changes resulting from investments by shareholders and distributions to shareholders, totaled $952,763 in 2000 compared to $(251,596) in 1999.

NET INTEREST INCOME

Net interest income (the difference between interest earned on interest-earning assets and interest paid on interest-bearing liabilities, primarily deposits) represents the most significant portion of the Company's earnings. It is management's on-going policy to maximize net interest income. Net interest income totaled $3,098,092 in 2000 compared to $1,631,677 in 1999. The Company's net yield on earning assets was 6.1% and 5.4% for 2000 and 1999, respectively. The Company continues efforts to maximize this spread by management of both loan and deposit rates in order to support the overall earnings growth. The following table presents the daily average balances, interest income / expense and average rates earned and paid on interest-earning assets and interest-bearing liabilities of the Company.


AVERAGE BALANCES AND INTEREST INCOME ANALYSIS
For the Years Ended December 31, 2000 and 1999


                                                                2000                                     1999
                                                                          Interest                                  Interest
                                                 Average       Average    Income/         Average       Average     Income/
                                                 Balance       Rate       Expense         Balance       Rate        Expense
ASSETS:
Loans (1)                                     $  47,822,498   10.6%    $  5,071,190     $ 24,857,014    10.0%    $  2,492,208
Taxable securities                                2,191,380    6.4%         140,816        2,548,495     4.7%         123,944
Federal funds sold                                  969,082    6.2%          59,957        2,780,640     5.1%         142,955
Interest-bearing deposits                            24,677    6.6%           1,631           25,640     4.7%           1,211
                                              -------------            ------------    -------------             ------------
  Total interest-earning assets                  51,007,637   10.3%       5,273,594       30,211,789     9.1%       2,760,318
                                                                       ------------                              ------------
                                              -------------                            -------------
All other assets                                  5,355,536                                3,617,418
                                              -------------                            -------------
  Total assets                                $  56,363,173                            $  33,829,207
                                                                                       -------------
                                              -------------


Liabilities and Shareholders' Equity:
Interest-bearing deposits                     $  41,073,052    5.1%    $  2,080,648    $  24,796,661     4.6%    $  1,127,022
Other borrowings                                  1,254,298    7.6%          94,854           29,274     5.5%           1,619
                                              -------------            ------------    -------------             ------------
  Total interest-bearing liabilities             42,327,350    5.1%       2,175,502       24,825,935     4.6%       1,128,641
Other liabilities                                 8,256,448                                4,067,281
Shareholders' equity                              5,779,375                                4,935,991
                                              -------------                            -------------
Total liabilities and shareholders' equity    $  56,363,173                            $  33,829,207
                                              -------------                            -------------

Net yield on earning-assets and net
  Interest income (2)                                          6.1%    $  3,098,092                      5.4%    $  1,631,677
                                                                       ------------                              ------------
Interest rate spread (3)                                       5.2%                                      4.5%


(1) Non-accrual loans have been included.
(2) Net yield on earning assets is computed by dividing net interest earned by average earning assets.
(3) The interest rate spread is the interest-earning assets rate less the interest-bearing liabilities rate.

LIQUIDITY AND INTEREST RATE SENSITIVITY

The objectives of the Company's liquidity management policy include providing adequate funds to meet the needs of depositors and borrowers at all times, as well as providing funds to meet the basic needs for on-going operation of the Company and regulatory requirements. Liquidity requirements of the Company are met primarily through two categories of funds. The first is core deposits, which includes demand deposits, savings accounts and certificates of deposits. The Company considers these to be a stable portion of the Company's liability mix and results of on-going stable commercial and consumer banking relationships. At December 31, 2000 and 1999 core deposits totaled $56,473,479 or 89% and $32,300,296 or 85%, respectively, of the Company's total deposits.

The other principal method of funding utilized by the Company is through large denomination certificates of deposit, federal funds purchased and other short-term borrowings. The Company's policy is to emphasize core deposit growth rather than growth through purchased or brokered liabilities as the cost of these funds are greater.

The Company's asset/liability management, or interest rate risk management, program is focused primarily on evaluating and managing the composition of its assets and liabilities in view of various interest rate scenarios. Factors beyond the Company's control, such as market interest rates and competition, may also have an impact on the Company's interest income and interest expense.

In the absence of other factors, the yield or return associated with the Company's earning assets generally will increase from existing levels when interest rates rise over an extended period of time and, conversely, interest income will decrease when interest rates decline. In general, interest expense will increase when interest rates rise over an extended period of time and, conversely, interest expense will decrease when interest rates decline.

As a part of its interest rate risk management policy, the Company calculates an interest rate "gap." Interest rate "gap" analysis is a common, though imperfect, measure of interest rate risk, which measures the relative dollar amounts of interest-earning assets and interest-bearing liabilities which reprice within a specific time period, either through maturity or rate adjustment. The "gap" is the difference between the amounts of such assets and liabilities that are subject to repricing. A "positive" gap for a given period means that the amount of interest-earning assets maturing or otherwise repricing within that period exceeds the amount of interest-bearing liabilities maturing or otherwise repricing within the same period. Accordingly, in a declining interest rate environment, an institution with a positive gap would generally be expected, absent the effects of other factors, to experience a decrease in the yield on its assets greater than the decrease in the cost of its liabilities, and its income should be negatively affected. Conversely, the cost of funds for an institution with a positive gap would generally be expected to increase more slowly than the yield on its assets in a rising interest rate environment, and such institution's net interest income generally would be expected to be positively affected by rising interest rates. Changes in interest rates generally have the opposite effect on an institution with a "negative" gap.

The following table sets forth the amounts of interest-earning assets and interest-bearing liabilities outstanding at December 31, 2000, which are projected to reprice or mature in each of the future time periods shown. Except as stated below, the amounts of assets and liabilities shown which reprice or mature within a particular period were determined in accordance with the contractual terms of the assets or liabilities. Loans with adjustable rates are shown as being due at the end of the next upcoming adjustment period. In addition, the table reflects scheduled principal payments, which will be received throughout the lives of the loans. The interest rate sensitivity of the Company's assets and liabilities illustrated in the following table would vary substantially if different assumptions were used or if actual experience differs from that indicated by such assumptions.

                                         1 - 90      91 - 180        181 - 365           Total          Non
                                          Days         Days             Days            One Year        Sensitive          Total
Interest-earning assets:
Interest bearing deposits           $    352,394                                     $    352,394                       $    352,394
Federal funds sold                       900,000                                          900,000                            900,000
Investment securities                    773,500   $    500,102     $    746,005        2,019,607                          2,019,607
Federal Home Loan
  Bank stock                                  --             --               --               --      $    225,000          225,000
Loans                                 40,691,994      3,213,275        2,492,293       46,397,562        13,895,069       60,292,631
  Total interest-earning assets       42,717,888      3,713,377        3,238,298       49,669,563        14,120,069       63,789,632

Interest-bearing liabilities:
Time deposits                          5,260,485      6,167,576       15,745,955       27,174,016         4,671,340       31,845,356
All other deposits                    20,704,488             --               --       20,704,488                --       20,704,488
                                      ----------     ----------       ----------       ----------        ----------       ----------
   Total interest-
     bearing liabilities              25,964,973      6,167,576       15,745,955       47,875,504      $  4,671,340     $ 52,549,844

Interest sensitivity gap            $ 16,752,915   $ (2,454,199)    $(12,504,657)    $  1,794,059
Cumulative interest
  sensitivity gap                   $ 16,752,915   $ 14,298,716     $  1,794,059
Interest-earning assets
  as a percent  of interest
  sensitive liabilities                    164.5%          60.2%            20.6%           103.8%




The  Company  has   established   an  acceptable   range  of  80%  to  120%  for
interest-earning assets as a percent of interest sensitive liabilities.

MATURITIES AND SENSITIVITIES OF LOANS TO CHANGES IN INTEREST RATES AS OF DECEMBER 31, 2000

                                      Within          One to           Five
                                       One             Five           Years or
                                       Year            Years           More

Real estate - Construction         $ 8,204,279     $   690,030
Real estate - Mortgage              20,402,621      11,598,738     $  330,945

Predetermined rate, maturity
  greater than one year                             12,252,268        316,258
Variable rate or maturing within
  one year                          28,606,900          36,500         14,687

The Company paid an average rate of 5.1% on interest-bearing deposits during 2000 compared to 4.6% during 1999. Significant growth in deposits came from interest-bearing accounts. Interest-bearing accounts grew by $19,409,745 with time deposits accounting for $13,066,655 or 67%. Increased customer awareness of interest rates increases the importance of rate management by the Company. The Company's management continuously monitors market pricing, competitor rates, and profitability. Deposits continue to be the principal source of funds for continued growth, so the Company attempts to structure its rates so as to promote deposit and asset growth while at the same time increasing overall profit management. The daily average amounts of deposits of the Company are summarized below.

Average Deposits
For the Year Ended December 31, 2000

Non-interest bearing deposits     $ 7,748,195
Interest-bearing                   41,073,052
                                   ----------
Total                             $48,821,247
                                  ===========

The above table includes deposits of $100,000 and over which at December 31, 2000 totaled $6,729,107. The table below presents the maturities of these deposits of $100,000 or more.

Maturities of Deposits of $100,000 or More
December 31, 2000


                                                                                    Greater
                                        Within         Within         Within          Than
                                        Three          Six            Twelve          One
                                        Months         Months         Months          Year
Time deposits of $100,000 or more     $2,613,897     $1,235,154     $1,872,430     $1,007,626


CAPITAL RESOURCES

As of December 31, 2000 and 1999, the Company's ratio of total capital to risk-adjusted assets was 12.01%, and 17.13%, respectively. Average capital to average assets totaled 10.25% and 14.60% at December 31, 2000 and 1999, respectively. During the fourth quarter of 2000, the Company began a secondary stock offering. The Company is offering a minimum of 117,600 shares and a maximum of 410,000 shares of its $1.00 par value common stock for sale at $9.50 per share. Proceeds, net of estimated expenses of the offering, would generate a minimum of $981,680 and a maximum of $3,759,480 in capital. At December 31, 2000 approximately $328,396 in subscriptions had been received, representing subscriptions for 34,568 shares. In January 2001, the Board of Directors elected to extend the offer until February 28, 2001 and lowered the offering price from $9.50 to $8.00 as a result of suppressed capital markets. In addition, the minimum and maximum number of shares to be offered were changed to 62,500 and 486,800, respectively. Proceeds generated during the offer will be used to enhance capital and liquidity positions, fund expansion plans, including the establishment of additional branch offices in and around Buncombe County, and for general corporate purposes. The Company remains well capitalized and with the capital generated during the secondary offering fully expects to be able to meet future capital needs caused by growth and expansion as well as regulatory requirements. The Company is not aware of any current recommendation by regulatory authorities, which if implemented would materially affect the company's liquidity, capital resources or operations.

LOANS

The Company makes loans within its market area, defined as Asheville and Buncombe County, North Carolina. It makes both commercial and consumer loans. Total loans outstanding at December 31, 2000 and 1999 were $60,292,631 and $34,460,724, respectively.

The Company places emphasis on consumer loans and commercial loans to small businesses and professionals. The Company has a diversified loan portfolio with no concentration to any one borrower, industry or market region. The amounts and types of loans outstanding for the years ended December 31, 2000 and 1999 are as follows:

                                               2000               1999
LOANS
Real estate
  Construction                             $  8,894,309      $  7,152,238
  Mortgage                                   32,332,304        16,963,594
Commercial, financial and agricultural       17,939,971         9,926,255
Consumer                                      1,338,067           562,765
Total loans                                  60,504,651        34,604,852
Deferred origination fees, net                 (212,020)         (144,128)
Total loans, net of deferred fees          $ 60,292,631      $ 34,460,724


Commercial, consumer and real estate mortgage loans of $51,610,342 and $27,452,614 at December 31, 2000 and 1999, respectively, are loans for which the principal source of repayment is derived from the ongoing cash flow of the business or individual. Real estate construction loans of $8,894,309 and $7,152,238 at December 31, 2000 and 1999, respectively, are loans for which the principal source of repayment comes from the sale of real estate or from obtaining permanent financing.

Non-accrual loans totaled $522,137, and $247,559 at December 31, 2000 and 1999, respectively. If interest from non-accrual loans had been recognized in accordance with the original terms of the loans, net income for 2000 and 1999 would not have been materially different from the amounts reported.

Any loans classified by regulatory examiners as loss, doubtful, substandard or special mention that have not been disclosed hereunder, or under "loans" or "Asset Quality" narrative discussions do not (i) represent or result from trends or uncertainties that management expects will materially impact future operating results, liquidity or capital resources, or (ii) represent material credits about which management is aware of any information that causes management to have serious doubts as to the ability of such borrowers to comply with the loan repayment terms.

The recorded investment in loans that are considered to be impaired in accordance with criteria set forth in Statement of Financial Accounting Standards No. 114 of the Financial Accounting Standards Board was $199,650 and none at December 31, 2000 and 1999, respectively. The average recorded balance of impaired loans during 2000 was not significantly different from the balance at December 31, 2000 and 1999. The related allowance for loan losses determined in accordance with SFAS No. 114 for impaired loans was $86,152 at December 31, 2000 and none at December 31, 1999, respectively. For the years ended December 31, 2000 and 1999, the Company recognized interest income from impaired loans of $27,993 and $4,044, respectively.

Loans are considered impaired when based on current information, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement, including interest payments. Impaired loans are carried at the lower of the recorded investment in the loan, the estimated present value of the total expected future cash flows, discounted at the loan's effective rate or the fair value of the collateral, if the loan is collateral dependent.

PROVISION AND ALLOWANCE FOR LOAN LOSSES

Management considers the Company's asset quality to be of primary importance. The allowance for loan losses, which is utilized to absorb losses inherent in the loan portfolio, is maintained at a level sufficient to provide for estimated potential charge-offs of non-collectible loans. The loan portfolio is analyzed periodically in an effort to identify potential problems before they actually occur. The allowance for loan losses is evaluated on a regular basis by management using a methodology that segments the loan portfolio by types. This methodology is based upon management's periodic review of the collectibility of the loans in light of the current status of the portfolio, historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral, and prevailing economic conditions. Because the Company has been in existence for a relatively short time, and therefore has a limited history, management has also considered in applying its analytical methodology the loss experience and allowance levels of other peer community banks and the historical experiences encountered by the Company's management and senior lending officers. Weststar's methodology for assessing the appropriateness of the allowance for loan losses consists of two key elements, which are the formula allowance and specific allowance.

The formula allowance is calculated by applying loss factors to outstanding loans and certain unused commitments, in each case based on the internal risk grade of such loans, pools of loans and commitments. Changes in risk grades of both performing and non-performing loans affect the amount of the formula allowance. Loss factors are based in part on limited experience and may be adjusted for significant factors that, in management's judgement, affect the collectibility of the portfolio as of the evaluation date. Loss factors are developed in the following way.

- Problem graded loan loss factors are derived from a methodology that utilizes published experience of peer community banks and the historical experiences encountered by Weststar's management.
- Pass graded loan loss factors are based on average annual net charge-offs rate over a period believed to be a business cycle.
- Pooled loan loss factors (not individually graded loans) are based on expected net charge-offs for one year. Pooled loans are loans that are homogeneous in nature, such as consumer installment loans.
- Specific allowances are established in cases where management has identified significant conditions or circumstances related to a credit that management believes indicate the probability that a loss has been incurred in excess of the formula allowance. This amount is determined either by a discounted cash flow method or the fair value of the collateral.

The Company has incurred limited charge-off experience. Actual charge-offs are compared to the allowance and adjustments are made accordingly. Also, by basing the pass graded loan loss factors over a period relative of a business cycle, the methodology is designed to take our recent loss experience into account. Pooled loan loss factors are adjusted monthly based upon the level of net charge-offs expected by management in the next twelve months. Furthermore, the methodology permits adjustments to any loss factor used in the computation of the formula allowance in the event that, in management's judgement, significant factors, which affect the collectibility of the portfolio as of the evaluation date, are not reflected in the loss factors. By assessing the probable estimated losses inherent in the loan portfolio on a monthly basis, we are able to adjust specific and inherent loss estimates based upon the most recent information.

The provision for loan losses represents a charge against income in an amount necessary to maintain the allowance at an appropriate level. The monthly provision for loan losses may fluctuate based on the results of this analysis. The allowance for loan losses at December 31, 2000 and 1999 was $871,706 and $528,808 or 1.45% and 1.53%, respectively, of gross loans outstanding. The ratio of net charge-offs to average loans outstanding during the year was .23% and ..03%., during 2000 and 1999, respectively. This ratio reflects management's conservative lending and effective efforts to recover credit losses.

CHANGES IN THE ALLOWANCE FOR LOAN LOSSES

                                                    2000            1999
                                                    ----            ----
Balance at beginning of year                     $ 528,808       $ 218,719
Loans charged-off:
  Commercial, financial and agricultural          (112,062)        (16,453)
  Consumer                                              --          (2,114)
                                                 ---------       ---------
Total charge-offs                                 (112,062)        (18,567)
                                                 ---------       ---------

Recoveries of loans previously charged -off:
  Commercial , financial and agricultural               --          11,971
                                                 ---------       ---------
Net charge-offs                                   (112,062)         (6,596)
                                                 ---------       ---------
Additions charged to operations                    454,960         316,685
                                                 ---------       ---------
Balance at end of year                           $ 871,706       $ 528,808
                                                 =========       =========

Ratio of net charge-offs during the year to
  average loans outstanding during the year            .23%            .03%



The Company does not have any significant loan concentrations. During the period, loan quality and terms remained relatively unchanged and therefore had no significant impact on the allowance. Growth in the allowance has been based upon our formula allowance. Due to the overall consistency of the loan portfolio, there has been no reallocation of the allowance among different parts of the portfolio.

During 2000, there were no changes in the estimation methods or assumptions that affected our methodology for assessing the appropriateness of the formula and specific allowance for credit losses. Changes in estimates and assumptions regarding the effects of economic and business conditions on borrowers affect the assessment of the allowance.

The following table allocates the allowance for loan losses by loan category at the dates indicated. The allocation of the allowance to each category is not necessarily indicative of future losses and does not restrict the use of the allowance to absorb losses in any category.

ALLOCATION OF THE ALLOWANCE FOR LOAN LOSSES
December 31, 2000 and 1999


                                             2000                  1999
                                                       PERCENT                 PERCENT
                                                       OF TOTAL                OF TOTAL
                                            AMOUNT     LOANS      AMOUNT       LOANS
Real estate                                $553,337      68%     $367,919         70%
Commercial, financial and agricultural      278,879      30%      150,445         29%
Consumer                                     15,822       2%        8,650          1%
Unallocated                                  23,668      --         1,796         --
                                           --------     ---      --------        ---
Total allowance                            $871,706     100%     $528,808        100%
                                           ========     ===      ========        ===

INVESTMENT SECURITIES

At December 31, 2000 and 1999, securities carried at market value totaled $2,022,608 and $2,502,411, respectively, with amortized costs of $2,019,607 and $2,508,339, respectively. All investment securities are available for sale. Securities available for sale are securities which will be held for an indefinite period of time, including securities that management intends to use as part of its asset/liability management strategy, or that may be sold in response to changes in interest rates, changes in prepayment risk or the need to increase regulatory capital or other similar factors.

MATURITIES AND YIELDS OF DEBT SECURITIES
December 31, 2000 and 1999

December 31, 2000
Available for sale: (1)
Type
                                                       Remaining
                               Within                  Average
                               1 Year        Yield     Life
U.S. Treasury Notes          $  745,990       6.4%     4 months
U.S. Government Agencies      1,273,617       6.6%     7 months
                             ----------       ---      --------
Total                        $2,019,607       6.6%
                             ==========       ===

December 31, 1999
Available for sale: (1)
Type                                                 Remaining
                               Within                Average
                               1 Year        Yield   Life
U.S. Treasury Notes          $  749,505       5.5%   6 months
U.S. Government Agencies      1,758,834       5.5%   4 months
                             ----------       ---
Total                        $2,508,339       5.5%
                             ==========       ===


(2) Securities available for sale are stated at amortized cost.

For the Year Ended December 31, 1999 Compared to the Year Ended December 31, 1998

Interest income, the primary source of revenue for the Company, was derived from interest-earning assets such as loans, investments and federal funds sold. The rate earned on interest-earning assets and dollar volume of the interest-earning assets drive interest income. Interest income totaled $2,760,318 for the year ended December 31, 1999 compared to $1,061,351 in 1998. Growth in interest income was primarily attributable to growth in interest-earning assets; the average balance of interest-earning assets increased from $13,886,850 in 1998 to $30,211,789 in 1999 or 118%. Interest expense, derived from interest-bearing liabilities such as deposits and borrowed funds, totaled $1,128,641 for 1999 compared to $424,509 for 1998. The increase in interest expense was attributable to growth in interest-bearing liabilities. The average balance of interest-bearing liabilities grew from $8,390,404 in 1998 to $24,825,935 in 1999 or 196%. The following table sets forth the dollar amount of increase (decrease) in interest income and interest expense resulting from changes in the volume of interest-earning assets and interest-bearing liabilities and from changes in yields and rates.


                            Interest and Rate/Volume Variance
                           For the Year Ended December 31, 1999

                                                        1999 Compared to 1998
                                                Volume           Rate             Total
Interest-bearing deposits in other banks     $    (3,213)     $      (136)     $    (3,349)
Investment securities                            (63,662)         (21,144)         (84,806)
Federal funds sold                               (34,132)          (9,515)         (43,647)
Loans                                          1,830,988             (219)       1,830,769
                                             -----------      -----------      -----------
Increase (decrease) in interest income       $ 1,729,981      $   (31,014)     $ 1,698,967
                                             ===========      ===========      ===========

Interest-bearing deposits                    $   754,770      $   (24,335)     $   730,435
Borrowings                                       (20,483)          (5,820)         (26,303)
                                             -----------      -----------      -----------
Increase (decrease) in interest expense      $   734,287      $   (30,155)     $   704,132
                                             ===========      ===========      ===========

(1) The rate/volume variance for each category has been allocated equally on a consistent basis between rate and volume variance.

Other operating income totaled $414,864 in 1999 compared to $117,044 in 1998. Service charge fees on deposit accounts and other fees and commissions earned account for the majority of non-interest income. During 1999, the Company earned $272,911 from service charges on deposit accounts compared to $83,349 in 1998, an increase of 227%. Other service fees and commissions, including fees from the origination of mortgage loans, totaled $131,316 in 1999 compared to $29,162 in 1998. Mortgage loan fees accounted for $50,339 or 38% of other fees and commissions. Other income, primarily the fees from the sales of checks and deposit slips, provided additional income of $10,637 in 1999 compared to $4,533 in 1998. Other expenses totaled $2,018,808 in 1999 compared to $1,458,899 in 1998. Expenses increased as a result of opening a new banking office, increased personnel expense and increased supplies expense to process the banks growth in loans and deposits. Salaries and benefits accounted for $1,049,339 in 1999 or 52% of other expenses compared to $715,661 or 49% in 1998. Equipment expenses totaled $201,738 in 1999 compared to $132,439 in 1998. Other non-interest expenses of $688,451 in 1999 compared to $546,671 in 1998 included sundry items such as marketing, accounting, insurance, and data processing. During the fourth quarter of 1999, a tax benefit amounting to $110,625 was recorded. The net operating loss, before cumulative effect of a change in accounting principle, totaled $178,327 or $.29 per share in 1999 compared to $974,627 or $1.60 per share in 1998. The cumulative effect of a change in accounting principle during 1999 totaled $71,326, net of taxes, or $.12 per share. The net operating loss after the cumulative effect of a change in accounting principle totaled $249,653 in 1999 compared to $974,627 in 1998. The return on average assets and equity were (.74%) and (5.05%) for 1999 compared to (6.09%) and (17.18%) in 1998. The comprehensive loss, which is the change in equity during a period excluding changes resulting from investments by shareholders and distributions to shareholders, totaled $251,596 in 1999 compared to $982,897 in 1998.

NET INTEREST INCOME

Net interest income (the difference between interest earned on interest-earning assets and interest paid on interest-bearing liabilities, primarily deposits) represents the most significant portion of the Company's earnings. It is management's on-going policy to maximize net interest income. Net interest income totaled $1,631,677 in 1999 compared to $636,842 in 1998. The Company's net yield on earning assets was 5.4% and 4.6% for the years 1999 and 1998, respectively. The Company continues to maximize this spread by management of both loan and deposit rates in order to support the overall earnings growth. The following table presents the daily average balances, interest income / expense and average rates earned and paid on interest-earning assets and interest-bearing liabilities of the Company.


AVERAGE BALANCES AND INTEREST INCOME ANALYSIS
For the Years Ended December 31, 1999 and 1998
                                                             1999                                    1998
                                                                            Interest                            Interest
                                                 Average     Average        Income/     Average      Average    Income/
                                                 Balance     Rate           Expense     Balance      Rate       Expense
ASSETS:
Loans (1)                                     $  24,857,014   10.0%     $ 2,492,208   $ 6,596,204    10.0%   $   661,439
Taxable securities                                2,548,495    4.7%         123,944     3,773,274     5.5%       208,750
Federal funds sold                                2,780,640    5.1%         142,955     3,425,331     5.4%       186,602
Interest-bearing deposits                            25,640    4.7%           1,211        92,041     5.0%         4,560
                                              -------------             -----------   -----------            -----------
  Total interest-earning assets                  30,211,789    9.1%       2,760,318    13,886,850     7.6%     1,061,351
                                                                         -----------                         -----------
                                              -------------                           -----------
All other assets                                  3,617,418                             2,110,422
                                              -------------                           -----------
  Total assets                                $  33,829,207                           $15,997,272
                                                                                      -----------
                                              -------------


Liabilities and Shareholders' Equity:
Interest-bearing deposits                     $  24,796,661    4.6%     $ 1,127,022   $ 8,077,958     4.9%   $   396,587
Other borrowings                                     29,274    5.5%           1,619       312,446     8.9%        27,922
                                              -------------             -----------   -----------            -----------
  Total interest-bearing liabilities             24,825,935    4.6%       1,128,641     8,390,404     5.1%       424,509
Other liabilities                                 4,067,281                             1,934,554
Shareholders' equity                              4,935,991                             5,672,314
                                              -------------                           -----------
Total liabilities and shareholders' equity    $  33,829,207                           $15,997,272
                                              -------------                           -----------

Net yield on earning-assets and net
  Interest income (2)                                          5.4%     $ 1,631,677                   4.6%   $   636,842
                                                                        -----------                          -----------
Interest rate spread (3)                                       4.5%                                   2.5%

(1) Non-accrual loans have been included.
(2) Net yield on earning assets is computed by dividing net interest earned by average earning assets.
(3) The interest rate spread is the interest-earning assets rate less the interest-bearing liabilities rate.

LIQUIDITY AND INTEREST RATE SENSITIVITY

The objectives of the Company's liquidity management policy include providing adequate funds to meet the needs of depositors and borrowers at all times, as well as providing funds to meet the basic needs for on-going operation of the Company and regulatory requirements. Liquidity requirements of the Company are met primarily through two categories of funds. The first is core deposits, which includes demand deposits, savings accounts and certificates of deposits. The Company considers these to be a stable portion of the Company's liability mix and results of on-going stable commercial and consumer banking relationships. At December 31, 1999 and 1998 core deposits totaled $32,300,296 or 85% and $13,240,528 or 81%, respectively, of the Company's total deposits.

The other principal method of funding utilized by the Company is through large denomination certificates of deposit, federal funds purchased and other short-term borrowings. The Company's policy is to emphasize core deposit growth rather than growth through purchased or brokered liabilities as the cost of these funds are greater.

The Company's asset/liability management, or interest rate risk management, program is focused primarily on evaluating and managing the composition of its assets and liabilities in view of various interest rate scenarios. Factors beyond the Company's controls, such as market interest rates an competition, may also have an impact on the Company's interest income and interest expense.

In the absence of other factors, the yield or return associated with the Company's earning assets generally will increase from existing levels when interest rates rise over an extended period of time and, conversely, interest income will decrease when interest rates decline. In general, interest expense will increase when interest rates rise over an extended period of time and, conversely, interest expense will decrease when interest rates decline.

As a part of its interest rate risk management policy, the Company calculates an interest rate "gap." Interest rate "gap" analysis is a common, though imperfect, measure of interest rate risk, which measures the relative dollar amounts of interest-earning assets and interest-bearing which reprice within a specific time period, either through maturity or rate adjustment. The "gap" is the difference between the amounts of such assets and liabilities that are subject to repricing. A "positive" gap for a given period means that the amount of interest-earning assets maturing or otherwise repricing within that period exceeds the amount of interest-bearing liabilities maturing or otherwise repricing within the same period. Accordingly, in a declining interest rate environment, an institution with a positive gap would generally be expected, absent the effects of other factors, to experience a decrease in the yield on its assets greater than the decrease in the cost of its liabilities, and its income should be negatively affected. Conversely, the cost of funds for an institution with a positive gap would generally be expected to increase more slowly than the yield on its assets in a rising interest rate environment, and such institution's net interest income generally would be expected to be positively affected by rising interest rates. Changes in interest rates generally have the opposite effect on an institution with a "negative" gap.

The following table sets for the amounts of interest-earning assets and interest-bearing liabilities outstanding at December 31, 1999, which are projected to reprice or mature in each of the future time periods shown. Except as stated below, the amounts of assets and liabilities shown which reprice or mature within a particular period were determined in accordance with the contractual terms of the assets or liabilities. Loans with adjustable rates are shown as being due at the end of the next upcoming adjustment period. In addition, the table reflects scheduled principal payments, which will be received throughout the lives of the loans. The interest rate sensitivity of the Company's assets and liabilities illustrated in the following table would vary substantially if different assumptions were used or if actual experience differs from that indicated by such assumptions.



                                       1 - 90        91 - 180         181 - 365        Total             Non-
                                        Days            Days             Days          One Year          Sensitive       Total
Interest-earning assets:
Interest bearing deposits           $     2,784     $     2,784      $     2,784
Federal funds sold                    2,110,000       2,110,000        2,110,000
Investment securities                        --     $ 2,008,996      $   499,343        2,508,339        2,508,339
Federal Home Loan
  Bank stock                                 --              --               --               --      $    58,100          58,100
Loans                                22,422,026       2,741,389        2,754,141       27,917,556        6,543,168      34,460,724
                                    -----------     -----------      -----------      -----------      -----------     -----------
  Total interest-earning assets      24,534,810       4,750,385        3,253,484       32,538,679        6,601,268      39,139,947

Interest-bearing liabilities:
Time deposits                         2,815,269       6,716,633        7,905,034       17,436,936        1,341,765      18,778,701
All other deposits                   14,361,398              --               --       14,361,398               --      14,361,398
                                    -----------     -----------      -----------      -----------      -----------     -----------
   Total interest-
     bearing liabilities             17,176,667       6,716,633        7,905,034       31,798,334      $   341,765     $33,140,099

Interest sensitivity gap            $ 7,358,143     $(1,966,248)     $(4,651,550)     $   740,345
Cumulative interest
  sensitivity gap                   $ 7,358,143     $ 5,391,895      $   740,345
Interest-earning assets
  as a percent  of interest
  sensitive liabilities                   142.8%           70.7%            41.2%           102.3%


MATURITIES AND SENSITIVITIES OF LOANS TO CHANGES IN INTEREST RATES AS OF DECEMBER 31, 1999

                                        Within         One to            Five
                                         One            Five           Years or
                                         Year           Years            More

Real estate - Construction           $ 6,808,752     $   343,486     $       --
Real estate - Mortgage                 9,966,789       6,151,858        844,947

Predetermined rate, maturity
  greater than one year                6,475,521         844,947
Variable rate or maturing within
  one year                            16,745,541          49,823             --

The Company paid an average rate of 4.6% on interest-bearing deposits during 1999 compared to 5.0% in 1998. Significant growth in deposits came from interest-bearing accounts. Interest-bearing accounts grew by $19,452,543 with time deposits accounting for $11,319,993 or 58.2%. Increased customer awareness of interest rates increases the importance of rate management by the Company. The Company's management continuously monitors market pricing, competitor rates, and profitability. Deposits continue to be the principal source of funds for continued growth, so the Company attempts to structure its rates so as to promote deposit and asset growth while at the same time increasing overall profit management. The daily average amounts of deposits of the Company are summarized below.

Average Deposits
For the Year Ended December 31, 1999

Non-interest bearing deposits                       $  3,843,578
Interest-bearing                                      24,796,661
                                                     -----------
Total                                                $28,640,239
                                                     ===========

The above table includes deposits of $100,000 and over which at December 31, 1999 totaled $5,620,684. The table below presents the maturities of these deposits of $100,000 or more.


Maturities of Deposits of $100,000 or More
December 31, 1999

                                                                                     Greater
                                        Within         Within        Within          Than
                                        Three          Six           Twelve          One
                                        Months         Months        Months          Year
Time deposits of $100,000 or more     $2,083,909     $1,800,047     $1,418,309     $  318,419


CAPITAL RESOURCES

During the third quarter of 1999, the Company called the warrants attached to its common stock. As a result of the call, 25,731 additional shares of common stock were issued, and $257,310 in additional capital was raised. As of December 31, 1999 and 1998, the Company's ratio of total capital to risk-adjusted assets was 17.13%, and 31.6%, respectively. Average capital to average assets totaled 14.60% and 35.46% at December 31, 1999 and 1998, respectively. The Company remains well capitalized and fully expects to be able to meet future capital needs caused by growth and expansion as well as regulatory requirements. The Company is not aware of any current recommendation by regulatory authorities, which if implemented would materially affect the company's liquidity, capital resources or operations.

LOANS

The Company makes loans within its market area, defined as Asheville and Buncombe County, North Carolina. It makes both commercial and consumer loans. Total loans outstanding at December 31, 1999 and 1998 were $34,460,724 and $14,023,265, respectively. The Company places emphasis on consumer loans and commercial loans to small businesses and professionals. The Company has a diversified loan portfolio with no concentration to any one borrower, industry or market region. The amounts and types of loans outstanding for the years ended December 31, 1999 and 1998 are as follows:

                                                1999              1998
LOANS
Real estate
  Construction                             $  7,152,238      $  1,780,563
  Mortgage                                   16,963,594         7,414,218
Commercial, financial and agricultural        9,926,255         4,594,259
Consumer                                        562,765           299,105
                                           ------------      ------------
Total loans                                  34,604,852        14,088,145
Deferred origination fees, net                 (144,128)          (64,880)
                                           ------------      ------------
Total loans, net of deferred fees          $ 34,460,724      $ 14,023,265
                                           ============      ============


Non-accrual loans at December 31, 1999 totaled $247,559, and none on December 31, 1998. If interest from non-accrual loans had been recognized in accordance with the original terms of the loans, net income for 1999 would not have been materially different from the amounts reported.

Any loans classified by regulatory examiners as loss, doubtful, substandard or special mention that have not been disclosed hereunder, or under "loans" or "Asset Quality" narrative discussions do not (i) represent or result from trends or uncertainties that management expects will materially impact future operating results, liquidity or capital resources, or (ii) represent material credits about which management is aware of any information that causes management to have serious doubts as to the ability of such borrowers to comply with the loan repayment terms.

Commercial, consumer and real estate mortgage loans of $27,452,614 and $12,307,582 at 1999 and 1998, respectively, are loans for which the principal source of repayment is derived from the ongoing cash flow of the business or individual. Real estate construction loans of $7,152,238 and $1,780,563 at 1999 and 1998, respectively, are loans for which the principal source of repayment comes from the sale of real estate or from obtaining permanent financing.

PROVISION AND ALLOWANCE FOR LOAN LOSSES

Management considers the Company's asset quality to be of primary importance. The allowance for loan losses, which is utilized to absorb losses inherent in the loan portfolio, is maintained at a level sufficient to provide for estimated potential charge-offs of non-collectible loans. The loan portfolio is analyzed periodically in an effort to identify potential problems before they actually occur. The allowance for loan losses is evaluated on a regular basis by management using a methodology that segments the loan portfolio by types. This methodology is based upon management's periodic review of the collectibility of the loans in light of the current status of the portfolio, historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral, and prevailing economic conditions. Because the Company has been in existence for a relatively short time, and therefore has a limited history, management has also considered in applying its analytical methodology the loss experience and allowance levels of other peer community banks and the historical experiences encountered by the Company's management and senior lending officers. Weststar's methodology for assessing the appropriateness of the allowance for loan losses consists of two key elements, which are the formula allowance and specific allowance.

The formula allowance is calculated by applying loss factors to outstanding loans and certain unused commitments, in each case based on the internal risk grade of such loans, pools of loans and commitments. Changes in risk grades of both performing and non-performing loans affect the amount of the formula allowance. Loss factors are based in part on limited experience and may be adjusted for significant factors that, in management's judgement, affect the collectibility of the portfolio as of the evaluation date. Loss factors are developed in the following way.

- Problem graded loan loss factors are derived from a methodology that utilizes published experience of peer community banks and the historical experiences encountered by Weststar's management.
- Pass graded loan loss factors are based on average annual net charge-offs rate over a period believed to be a business cycle.
- Pooled loan loss factors (not individually graded loans) are based on expected net charge-offs for one year. Pooled loans are loans that are homogeneous in nature, such as consumer installment loans.
- Specific allowances are established in cases where management has identified significant conditions or circumstances related to a credit that management believes indicate the probability that a loss has been incurred in excess of the formula allowance. This amount is determined either by a discounted cash flow method or the fair value of the collateral.

The Company has incurred limited charge-off experience. Actual charge-offs are compared to the allowance and adjustments are made accordingly. Also, by basing the pass graded loan loss factors over a period relative of a business cycle, the methodology is designed to take our recent loss experience into account. Pooled loan loss factors are adjusted monthly based upon the level of net charge-offs expected by management in the next twelve months. Furthermore, the methodology permits adjustments to any loss factor used in the computation of the formula allowance in the event that, in management's judgement, significant factors, which affect the collectibility of the portfolio as of the evaluation date, are not reflected in the loss factors. By assessing the probable estimated losses inherent in the loan portfolio on a monthly basis, we are able to adjust specific and inherent loss estimates based upon the most recent information.

The provision for loan losses represents a charge against income in an amount necessary to maintain the allowance at an appropriate level. The monthly provision for loan losses may fluctuate based on the results of this analysis. The allowance for loan losses at December 31, 1999 and 1998 was $528,808 and $218,719 or 1.53% and 1.56%, respectively, of gross loans outstanding. The ratio of net charge-offs to average loans outstanding during the year was .03% and .8% during 1999 and 1998, respectively. This ratio reflects management's conservative lending and effective efforts to recover credit losses.

CHANGES IN THE ALLOWANCE FOR LOAN LOSSES

                                                       1999           1998
Balance at beginning of year                         $218,719       $  3,200
Loans charged-off:
  Commercial, financial and agricultural              (16,453)       (55,522)
  Consumer                                             (2,114)          (316)
                                                     --------       --------
Total charge-offs                                     (18,567)       (55,838)
                                                     --------       --------
Recoveries of loans previously charged -off:
  Commercial, financial and agricultural               11,971          1,743
                                                     --------       --------
Net charge-offs                                        (6,596)       (54,095)
                                                     --------       --------
Additions charged to operations                       316,685        269,614
                                                     --------       --------
Balance at end of year                               $528,808       $218,719
                                                     ========       ========

Ratio of net charge-offs during the year to
  average loans outstanding during the year               .03%            .8%

The following table allocates the allowance for loan losses by loan category at the dates indicated. The allocation of the allowance to each category is not necessarily indicative of future losses and does not restrict the use of the allowance to absorb losses in any category.


ALLOCATION OF THE ALLOWANCE FOR LOAN LOSSES
December 31, 1999 and 1998


                                              1999                     1998
                                                       PERCENT                      PERCENT
                                                       OF TOTAL                     OF TOTAL
                                            AMOUNT     LOANS         AMOUNT         LOANS
Real estate                                $367,917        70%     $140,500           65%
Commercial, financial and agricultural      150,445        29%       68,040           33%
Consumer                                      8,650         1%        4,340            2%
                                                          ---                        ---
Unallocated                                   1,796                   5,839
                                           --------                --------
Total allowance                            $528,808       100%     $218,719          100%
                                           ========       ===      ========          ===

INVESTMENT SECURITIES

At December 31, 1999 and 1998, securities carried at market value totaled $2,502,411 and $2,085,000, respectively, with amortized costs of $2,508,339 and $2,087,778, respectively. All investment securities are available for sale. Securities available for sale are securities which will be held for an indefinite period of time, including securities that management intends to use as part of its asset/liability management strategy, or that may be sold in response to changes in interest rates, changes in prepayment risk or the need to increase regulatory capital or other similar factors.

MATURITIES AND YIELDS OF DEBT SECURITIES
December 31, 1999 and 1998


December 31, 1999
Available for sale: (1)
Type                                                Remaining
                               Within               Average
                               1 Year      Yield    Life
U.S. Treasury Notes          $  749,505     5.5%   6 months
U.S. Government Agencies      1,758,834     5.5%   4 months
                              ---------     ---
Total                        $2,566,439     5.5%
                             ==========

December 31, 1998
Available for sale: (1)
Type                                                Remaining
                               Within               Average
                               1 Year      Yield    Life
U.S. Treasury Notes          $  604,288     4.6%   7 months
U.S. Government Agencies      1,483,490     5.4%   2 months
                              ---------     ---
  Total                      $2,087,778     5.2%
                             ==========     ===

(1) Securities available for sale are stated at amortized cost.

In February 1999, the Company opened its first full-service office outside of the main office. A modular unit currently serves as the banking office. The Company owns the modular unit, but leases the property on which the unit is located. Terms of the lease are consistent with current market rates for such leases. During 1999, the new office, known as the Candler Office, generated approximately $720 thousand in loans and $9.1 million in deposits.

During the second quarter of 1998, the Company purchased the first floor of 79 Woodfin Place, where the main office is located. The Company owns approximately 10,000 square feet of operating space, but leases approximately 5,000 square feet to other tenants.

INFLATION

Since the assets and liabilities of a bank are primarily monetary in nature (payable in fixed, determinable amounts), the performance of a bank is affected more by changes in interest rates than inflation. Interest rates generally increase as the rate of inflation increase, but the magnitude of the change in rates may not be the same.

While the effect of inflation is normally not as significant as it is on those businesses which have large investments in plant and inventories, it does have an effect. There are normally corresponding increases in the money supply, and banks will normally experience above average growth in assets, loans and deposits. Also, general increases in the prices of goods and services will result in increase operating expense.

SHAREHOLDER INFORMATION
ANNUAL MEETING

The  Annual  Meeting  of  the  shareholders  of  Weststar   Financial   Services
Corporation will be held at 3:00 p.m., Tuesday, April 16, 2002, at the Renaissance Hotel, One Thomas Wolfe Place, Asheville, North Carolina (located off Interstate I-240 at exit 5-B).


STOCK TRANSFER AGENT AND REGISTRAR

Registrar and Transfer Company
10 Commerce Drive
Cranford, New Jersey 07016
908.497.2312 or 800.368.5948

SHAREHOLDER INFORMATION

For  information,   contact  Randall  C.  Hall,  Executive  Vice  President  and
Secretary, Weststar Financial Services Corporation, 79 Woodfin Place, Asheville, North Carolina, 28801, 828.232.2904.

COPIES OF FORM 10-KSB

Copies of Weststar Financial Services Corporation's Annual Report to the Securities and Exchange Commission may be obtained by shareholders at no charge by writing: Randall C. Hall, Executive Vice President and Secretary, Weststar Financial Services Corporation, 79 Woodfin Place, Asheville, North Carolina 28801.

INDEPENDENT AUDITORS

Deloitte & Touche LLP
Post Office Box 9197
Hickory, North Carolina 28603
MARKET SUMMARY


Weststar Financial Services Corporation stock is traded on the Over-The-Counter Bulletin Board under the symbol "WFSC." There were 869,721 shares outstanding at December 31, 2001 owned by approximately 800 shareholders.

During 2001, 107,470 shares of the Company's common stock were traded. The closing price of the stock was $8.25.

2001     1st      2nd      3rd      4th
         Qtr.     Qtr.     Qtr.     Qtr.
High     $7.73    $7.77    $7.73    $8.25
Low      $6.47    $6.42    $7.05    $7.09
Close    $7.73    $7.27    $7.50    $8.25

2000     1st      2nd      3rd      4th
         Qtr.     Qtr.     Qtr.     Qtr.
High     $8.64    $8.52    $8.07    $8.18
Low      $5.80    $5.11    $4.55    $4.66
Close    $7.61    $6.93    $5.11    $6.93

Share prices have been adjusted to reflect an 11-for-10 stock dividend paid in November 2001.

MARKET INFORMATION

Weststar Financial Services Corporation and its subsidiary, The Bank of Asheville, serve the people of Asheville and Buncombe County of North Carolina. This region offers an exceptional quality of life, with scenic and cultural treasures to over 190,000 citizens.


Quarterly Financial Data (unaudited)

2001                                                          1Q                 2Q                 3Q                 4Q
Net interest income                                    $ 894,643           $842,198           $787,545           $868,145
Provision for loan losses                                114,070            103,700            105,000            227,650
Net interest income after provision
for loan losses                                          780,573            738,498            682,545            640,495
Other income                                             186,561            276,793            306,126            417,688
Other expenses                                           724,197            743,332            756,159            770,961
Income before taxes                                      242,937            271,959            232,512            287,222
Income tax provision                                     100,011            113,978             98,942            121,099
Net income                                             $ 142,926          $ 157,981           $133,570           $166,123

Earnings Per Share
Basic                                                    $   .19             $  .18             $  .15             $  .19
Diluted                                                  $   .19             $  .18             $  .15             $  .19
Average shares outstanding
Basic                                                    756,264            869,721            869,721            869,721
Diluted                                                  756,264            869,721            869,721            869,721

2000                                                          1Q                 2Q                 3Q                 4Q
Net interest income                                    $ 585,718           $736,453           $850,350           $925,571
Provision for loan losses                                 57,200            100,000            160,260            137,500
Net interest income after provision
for loan losses                                          528,518            636,453            690,090            788,071
Other income                                             119,075            113,910            136,018            163,572
Other expenses                                           596,032            593,908            623,342            735,297
Income before taxes                                       51,561            156,455            202,766            216,346
Income tax provision (benefit)                          (530,612)            56,936             70,049             83,473
Net income                                             $ 582,173            $99,519           $132,717           $132,873

Earnings Per Share
Basic                                                    $   .84             $  .14             $  .19             $  .19
Diluted                                                  $   .84             $  .14             $  .19             $  .19
Average shares outstanding
Basic                                                    696,628            696,628            696,628            696,628
Diluted                                                  696,628            696,628            696,628            696,628

FORWARD LOOKING STATEMENTS

The foregoing discussion may contain forward looking statements within the meaning of the Private Securities Litigation Reform Act. The accuracy of such forward looking statements could be affected by such factors as, including but not limited to, the financial success or changing strategies of the Company's customers, actions of government regulators, or general economic conditions.

Weststar Financial Services
Corporation and Subsidiary

Consolidated Financial Statements
as of and for the Years Ended
December 31, 2001, 2000 and 1999,
and Independent Auditors' Report

INDEPENDENT AUDITORS' REPORT


Board of Directors and Shareholders of
Weststar Financial Services Corporation:

We have audited the accompanying consolidated balance sheets of Weststar Financial Services Corporation and subsidiary (the "Company") as of December 31, 2001 and 2000 and the related consolidated statements of operations and comprehensive income (loss), changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2001 and 2000 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.



/s/ DELOITTE & TOUCHE LLP

Hickory, North Carolina
January 16, 2002


WESTSTAR FINANCIAL SERVICES CORPORATION & Subsidiary
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2001 AND 2000
--------------------------------------------------------------------------------------------------------
ASSETS                                                                     2001              2000

ASSETS:
  Cash and cash equivalents:
    Cash and due from banks                                           $  3,805,590      $  3,791,415
    Interest-bearing deposits                                               36,115           352,394
    Federal funds sold                                                   1,585,000           900,000
           Total cash and cash equivalents                               5,426,705         5,043,809
  Investment securities - available for sale, at fair value
    (amortized cost of $6,793,328 and $2,019,607 at
    December 31, 2001 and 2000, respectively)                            6,859,668         2,022,608
  Loans                                                                 65,230,982        60,292,631
  Allowance for loan losses                                               (978,467)         (871,706)
  Net loans                                                             64,252,515        59,420,925
  Premises and equipment, net                                            2,195,191         2,432,535
  Accrued interest receivable                                              470,592           433,394
  Federal Home Loan Bank stock, at cost                                    229,800           225,000
  Deferred income taxes                                                    246,510           459,931
  Foreclosed properties                                                    752,539                --
  Other assets                                                             218,645           152,215
                                                                      ------------      ------------
TOTAL                                                                 $ 80,652,165      $ 70,190,417
                                                                      ============      ============

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES:
  Deposits:
    Demand                                                            $ 14,243,137      $ 10,652,742
    NOW accounts                                                         8,435,579         7,838,070
    Money market accounts                                               16,296,256        12,111,132
    Savings                                                              1,158,818           755,286
    Time deposits of $100,000 or more                                   10,066,980         6,729,107
    Other time deposits                                                 21,931,581        25,116,249
                                                                      ------------      ------------
           Total deposits                                               72,132,351        63,202,586
  Accrued interest payable                                                 197,220           285,064
  Other liabilities                                                        340,397           253,209
  Stock subscriptions                                                           --           328,396
                                                                      ------------      ------------
           Total liabilities                                            72,669,968        64,069,255
                                                                      ------------      ------------

COMMITMENTS AND CONTINGENCIES (Note 14)

SHAREHOLDERS' EQUITY:
  Common stock, $1 par value, authorized - 9,000,000 shares;
    outstanding shares - 869,721 and 633,298 at December 31, 2001
    and 2000, respectively                                                 869,721           633,298
  Additional paid-in capital                                             7,114,771         6,129,636
  Accumulated deficit                                                      (43,014)         (643,614)
  Accumulated other comprehensive income                                    40,719             1,842
                                                                      ------------      ------------
           Total shareholders' equity                                    7,982,197         6,121,162
                                                                      ------------      ------------

TOTAL                                                                 $ 80,652,165      $ 70,190,417
                                                                      ============      ============



See notes to consolidated financial statements.



WESTSTAR FINANCIAL SERVICES CORPORATION & Subsidiary

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999
--------------------------------------------------------------------------------------------------------------------------------

                                                                                2001               2000                1999
INTEREST INCOME:
  Interest and fees on loans                                                $ 5,734,776        $ 5,071,190         $ 2,492,208
  Federal funds sold                                                            151,459             59,957             142,955
  Interest-bearing deposits                                                       5,765              1,631               1,211
  Investments:
    Certificates of deposit                                                      14,513                 --                  --
    U. S. Treasuries                                                             27,997             44,575              26,129
    U. S. Government agencies                                                   182,884             88,252              95,105
    Municipal bonds                                                               1,930                 --                  --
    Corporate dividends                                                          15,884              7,989               2,710
                                                                            -----------        -----------         -----------
           Total interest income                                              6,135,208          5,273,594           2,760,318
                                                                            -----------        -----------         -----------
INTEREST EXPENSE:
  Time deposits of $100,000 or more                                             527,051            372,642             189,677
  Other time and savings deposits                                             2,211,758          1,708,006             937,345
  Federal funds purchased                                                         1,083             94,813               1,522
  Other interest expense                                                          2,785                 41                  97
                                                                            -----------        -----------         -----------
           Total interest expense                                             2,742,677          2,175,502           1,128,641
                                                                            -----------        -----------         -----------
NET INTEREST INCOME                                                           3,392,531          3,098,092           1,631,677

PROVISION FOR LOAN LOSSES                                                       550,420            454,960             316,685
                                                                            -----------        -----------         -----------
NET INTEREST INCOME AFTER PROVISION FOR
  LOAN LOSSES                                                                 2,842,111          2,643,132           1,314,992
                                                                            -----------        -----------         -----------
OTHER INCOME:
  Service charges on deposit accounts                                           803,478            360,756             272,911
  Other service fees and commissions                                            334,621            160,179             131,316
  Other                                                                          49,069             11,640              10,637
                                                                            -----------        -----------         -----------
           Total other income                                                 1,187,168            532,575             414,864
                                                                            -----------        -----------         -----------

OTHER EXPENSES:
  Salaries and wages                                                          1,181,512          1,037,525             941,253
  Employee benefits                                                             245,217            171,931             108,086
  Occupancy expense, net                                                        159,735            138,513              79,280
  Equipment rentals, depreciation and maintenance                               259,628            232,735             201,738
  Supplies                                                                      175,964            144,597             115,339
  Professional fees                                                             627,778            587,060             362,343
  Marketing                                                                     143,782            183,418             133,621
  Other                                                                         201,033             52,800              77,148
                                                                            -----------        -----------         -----------
           Total other expenses                                               2,994,649          2,548,579           2,018,808
                                                                            -----------        -----------         -----------

INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF CHANGE
   IN ACCOUNTING PRINCIPLE AND INCOME TAXES                                   1,034,630            627,128            (288,952)

INCOME TAX PROVISION (BENEFIT)                                                  434,030           (320,154)           (110,625)
                                                                            -----------        -----------         -----------
INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF
  CHANGE IN ACCOUNTING PRINCIPLE                                                600,600            947,282            (178,327)

CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING
  PRINCIPLE, NET OF TAX BENEFIT OF $44,877 (Note 1)                                  --                 --             (71,326)
                                                                            -----------        -----------         -----------
NET INCOME (LOSS)                                                               600,600            947,282            (249,653)

OTHER COMPREHENSIVE INCOME (LOSS), NET OF TAX -
  Unrealized holding gains (losses) on securities available for sale             38,877              5,481              (1,943)
                                                                            -----------        -----------         -----------
COMPREHENSIVE INCOME (LOSS)                                                 $   639,477        $   952,763         $  (251,596)
                                                                            ===========        ===========         ===========


WESTSTAR FINANCIAL SERVICES CORPORATION & Subsidiary

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Continued)
YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999
--------------------------------------------------------------------------------------------

                                                          2001        2000          1999
BASIC AND DILUTED INCOME (LOSS) PER SHARE BEFORE
  CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
  PRINCIPLE (Note 1)                                    $   .71     $   1.36     $  (.29)

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
  PRINCIPLE                                               --           --           (.12)
                                                        -------     --------     -------
BASIC AND DILUTED NET INCOME (LOSS) PER SHARE
  (Note 1)                                              $   .71     $   1.36     $  (.41)
                                                        =======     ========     =======


See notes to consolidated financial statements


WESTSTAR FINANCIAL SERVICES CORPORATION & Subsidiary


CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999
----------------------------------------------------------------------------------------------------------------------------------

                                                                                                        Accumulated
                                                      Common Stock        Additional                       Other          Total
                                                -----------------------    Paid-In       Accumulated   Comprehensive  Shareholders'
                                                  Shares      Amount       Capital         Deficit     Income (Loss)     Equity
BALANCE, DECEMBER 31, 1998                       607,557    $ 607,557    $ 5,897,957    $(1,341,243)   $  (1,696)    $ 5,162,575
  Net change in unrealized loss on securities
    available for sale                                --           --             --             --       (1,943)         (1,943)
  Warrants exercised                              25,741       25,741        231,679             --           --         257,420
  Net loss                                            --           --             --       (249,653)          --        (249,653)
                                                 -------    ---------    -----------    -----------    ---------     -----------

BALANCE, DECEMBER 31, 1999                       633,298      633,298      6,129,636     (1,590,896)      (3,639)      5,168,399
  Net change in unrealized loss on securities
    available for sale                                --           --             --             --        5,481           5,481
  Net income                                          --           --             --        947,282           --         947,282
                                                 -------    ---------    -----------    -----------    ---------     -----------

BALANCE, DECEMBER 31, 2000                       633,298      633,298      6,129,636       (643,614)       1,842       6,121,162
  Net change in unrealized gains (losses)
    securities available for sale                     --           --             --             --       38,877          38,877
  Issuance of common stock                       157,397      157,397      1,064,513             --           --       1,221,910
  Stock dividend                                  79,026       79,026        (79,026)            --           --              --
  Cash paid in lieu of fractional shares              --           --           (352)            --           --            (352)
  Net income                                          --           --             --        600,600           --         600,600
                                                 -------    ---------    -----------    -----------    ---------     -----------

BALANCE, DECEMBER 31, 2001                       869,721    $ 869,721    $ 7,114,771    $   (43,014)   $  40,719     $ 7,982,197
                                                 =======    =========    ===========    ===========    =========     ===========


See notes to consolidated financial statements


WESTSTAR FINANCIAL SERVICES CORPORATION & SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999
---------------------------------------------------------------------------------------------------------------------

                                                                    2001             2000             1999
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                           $    600,600      $    947,282      $   (249,653)
  Adjustments to reconcile net income (loss) to net cash
    provided by operating activities:
    Depreciation                                                   284,741           256,538           173,617
    Provision for loan loss                                        550,420           454,960           316,685
    Premium amortization and discount accretion, net                (2,826)          (22,033)          (70,843)
    Deferred income tax provision (benefit)                        188,959          (329,691)         (155,502)
    Gain on sales of foreclosed properties                          (3,401)               --                --
    Cumulative effect of a change in accounting principle               --                --           116,203
    Increase in accrued interest receivable                        (37,198)         (213,243)         (120,112)
    (Decrease) increase in accrued interest payable                (87,844)          125,915            94,652
    Increase in other assets                                       (66,430)          (91,092)          (19,981)
    Increase (decrease) in other liabilities                        87,188           133,653           (76,398)
                                                              ------------      ------------      ------------
           Net cash provided by operating activities             1,514,209         1,262,289             8,668
                                                              ------------      ------------      ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of securities available for sale                    (7,520,895)       (2,010,234)       (4,449,719)
  Maturities of securities available for sale                    2,750,000         2,521,000         4,100,000
  Net increase in loans                                         (5,746,475)      (25,943,969)      (20,444,055)
  Proceeds from the sales of foreclosed properties                  22,000                --                --
  Net expenditures on foreclosed properties                       (406,673)               --                --
  Additions to premises and equipment                              (47,397)         (233,566)         (429,073)
  Purchases of Federal Home Loan Bank stock                         (4,800)         (166,900)          (58,100)
                                                              ------------      ------------      ------------
           Net cash used in investing activities               (10,954,240)      (25,833,669)      (21,280,947)
                                                              ------------      ------------      ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net increase in demand deposits, NOW accounts and
    savings accounts                                             8,776,560        12,214,951        10,154,339
  Net increase in certificates of deposits                         153,205        13,066,655        11,319,993
  Cash paid for fractional shares                                     (352)               --                --
  Issuance of common stock                                       1,221,910                --           257,420
  Common stock subscriptions                                      (328,396)          328,396                --
                                                              ------------      ------------      ------------
           Net cash provided by financing activities             9,822,927        25,610,002        21,731,752
                                                              ------------      ------------      ------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                          382,896         1,038,622           459,473

CASH AND CASH EQUIVALENTS:
  Beginning of year                                              5,043,809         4,005,187         3,545,714
                                                              ------------      ------------      ------------

  End of year                                                 $  5,426,705      $  5,043,809      $  4,005,187
                                                              ============      ============      ============

SUPPLEMENTAL DISCLOSURE:
  Cash paid for interest                                      $  2,830,521      $  2,049,587      $  1,033,989
                                                              ============      ============      ============
  Cash paid for income taxes                                  $    208,545      $      7,600      $         --
                                                              ============      ============      ==========

NONCASH TRANSACTIONS -
  Loans transferred to foreclosed properties                  $    364,465      $         --      $         --
                                                              ============      ============      ============


See notes to consolidated financial statements.

WESTSTAR FINANCIAL SERVICES CORPORATION & Subsidiary


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999
--------------------------------------------------------------------------------



1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization - Weststar Financial Services Corporation is a holding company with one subsidiary, The Bank of Asheville (the "Bank"), a state chartered commercial bank incorporated in North Carolina on October 29, 1997. The Bank provides consumer and commercial banking services in Buncombe County and surrounding areas. Common shares of The Bank of Asheville were exchanged for common shares of Weststar Financial Services Corporation on April 29, 2000.

Basis of Presentation - The consolidated financial statements include the accounts of Weststar Financial Services Corporation and its wholly owned subsidiary, The Bank of Asheville (herein referred to collectively as the "Company"). All significant intercompany accounts and transactions have been eliminated.

Cash and Cash Equivalents - Cash and cash equivalents include cash on hand, amounts due from banks, and federal funds sold. Generally, federal funds are purchased and sold for one-day periods.

Investment Securities - Debt securities that the Company has the positive intent and ability to hold to maturity are classified as "held-to-maturity securities" and reported at amortized cost. Debt and equity securities that are bought and held principally for the purpose of selling in the near term are classified as "trading securities" and reported at fair value, with unrealized gains and
losses   included  in  earnings.   Debt  securities  not  classified  as  either
held-to-maturity securities or trading securities and equity securities not classified as trading securities are classified as "available-for-sale securities" and reported at fair value, with unrealized gains and losses reported as a component of other comprehensive income. Gains and losses on held for investment securities are recognized at the time of sale based upon the specific identification method. Declines in the fair value of individual held-to-maturity and available-for-sale securities below their cost that are other than temporary, result in writedowns of the individual securities to their fair value. The related writedowns are included in earnings as realized losses. Premiums and discounts are recognized in interest expense, or interest income, respectively, using the interest method over the period to maturity. Transfers of securities between classifications are accounted for at fair value. The Company has not classified any securities as trading or held-to-maturity securities.

Loans - Loans held for investment are stated at the amount of unpaid principal, reduced by an allowance for loan losses.

Allowance for Loan Losses - The provision for loan losses charged to operations is an amount which management believes is sufficient to bring the allowance for loan losses to an estimated balance considered adequate to absorb potential losses in the portfolio. Management's determination of the adequacy of the allowance is based on an evaluation of the portfolio, current economic conditions, historical loan loss experience and other risk factors. Recovery of the carrying value of loans is dependent to some extent on future economic, operating and other conditions that may be beyond the Company's control. Unanticipated future adverse changes in such conditions could result in material adjustments to the allowance for loan losses.

Loans that are deemed to be impaired (i.e., probable that the Company will be unable to collect all amounts due according to the terms of the loan agreement) are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical matter, at the loan's observable market value or fair value of the collateral if the loan is collateral dependent. A valuation reserve is established to record the difference between the stated loan amount and the loan's present value, market value, or fair value of the collateral, as appropriate, of the impaired loan. Impaired loans may be valued on a loan-by-loan basis (e.g., loans with risk characteristics unique to an individual borrower) or on an aggregate basis (e.g., loans with similar risk characteristics).

Premises and Equipment and Other Long-Lived Assets - Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization, computed by the straight-line method, are charged to operations over the properties' estimated useful lives, which range from 25 to 50 years for buildings, 5 to 15 years for furniture and equipment or, in the case of leasehold improvements, the term of the lease, if shorter. Maintenance and repairs are charged to operations in the year incurred. Gains and losses on dispositions are included in current operations.

The Company reviews long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the expected cash flows related to the asset is less than the stated amount of the asset, an impairment loss is recognized.

Foreclosed Properties - Foreclosed properties are stated at the lower of cost or fair value. Any initial losses at the time of foreclosure are charged against the allowance for loan losses with any subsequent losses or write-downs included in the consolidated statements of operations as a component of other expenses.

Income Taxes - Deferred income taxes are computed using the asset and liability approach. The tax effects of differences between the tax and financial accounting bases of assets and liabilities are reflected in the balance sheet at the tax rates expected to be in effect when the differences reverse. A valuation allowance is provided against deferred tax assets when realization is deemed not to be likely. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

Interest Income and Expense - The Company utilizes the accrual method of accounting. Substantially all loans earn interest on the level yield method based on the daily outstanding balance. The accrual of interest is discontinued when, in management's judgment, the interest may not be collected.

The Company defers the immediate recognition of certain loan origination fees and certain loan origination costs when new loans are originated and amortizes these deferred amounts over the life of each related loan as an adjustment to interest income.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Change in Accounting Principle - In April 1998, the AICPA issued Statement of Position 98-5, Reporting on the Cost of Start-up Activities, which provides additional guidance on the financial reporting of start-up and organizational costs, requiring such costs to be expensed as incurred. As a result, the Company wrote off its unamortized start-up and organizational costs of $116,203 as of January 1, 1999 as a cumulative effect of a change in accounting principle.

Net Income (Loss) Per Share - Basic and diluted net income (loss) per common share has been computed using the weighted average number of shares of common stock outstanding during the year (841,734 shares in 2001, 633,298 shares in 2000 and 615,521 shares in 1999). There were no dilutive securities during 2000 and 1999. During 2001, there were 139,139 potentially dilutive shares not included because the effect was antidilutive.

New Accounting Standards - In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, (collectively referred to as derivatives) and for hedging activities. The new standard requires than an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. SFAS No. 133 was amended by SFAS No. 137, Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date for FASB Statement No. 133, which delayed the Company's effective date until January 1, 2001. The adoption of SFAS No. 133 did not have a material effect on the Company's financial statements and disclosures.

In September 2000, the FASB issued SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities. SFAS No. 140 revises the standards for accounting for securitization and other transfers of financial assets and collateral and requires certain disclosures, but carries over most of the provisions of SFAS No. 125 without reconsideration. The statement is effective for transfers and servicing of financial assets and extinguishment of liabilities occurring after March 31, 2001. The adoption of SFAS No. 140 did not have a material effect on the Company's financial statements and disclosures.

In June 2001, the FASB issued SFAS No. 141, Business Combinations and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 requires the purchase method of accounting for business combinations initiated after June 30, 2001 and eliminates the pooling-of-interests method.

SFAS No. 142 requires that goodwill and other intangible assets with indefinite useful lives no longer be amortized, but instead tested for impairment at least annually. The statement is effective for fiscal years beginning after December 15, 2001. Management does not believe the adoption of SFAS No. 142 will have an effect on the Company's financial statements and disclosures.

In June 2001, the Securities and Exchange Commission issued Staff Accounting Bulletin ("SAB") No. 102, Selected Loan Loss Allowance Methodology and
Documentation Issues. SAB No. 102 sets forth guidelines for determining the allowance for loan losses under generally accepted accounting principles. In addition, SAB No. 102 sets forth guidelines for documentation by registrants in support of the allowance for loan losses. The Company adopted SAB No. 102 on October 1, 2001. The Company prepares a detailed loan classification and applies an estimated loss calculation methodology, which is the basis for the determination of the allowance for loan losses. This methodology and related documentation thereof, has historically been in place. The Company believes the adoption of SAB No. 102 will not have an impact on its consolidated financial statements.

In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. This statement supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of. SFAS No. 144 retains the fundamental provisions of SFAS No. 121 for (a) recognition and measurement of the impairment of long-lived assets to be held and used and (b) measurement of long-lived assets to be disposed of by sale. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001. Management does not believe the adoption of SFAS No. 144 will have a material effect on the Company's financial position and results of operations.

2. INVESTMENT SECURITIES

The amortized cost, gross unrealized gains and losses and fair values of investment securities at December 31, 2001 and 2000 are as follows:


Available-for-sale securities consist of the following at December 31, 2001:


                                                                      Unrealized
                                                  Amortized    ---------------------------      Fair
Type and Maturity Group                             Cost          Gains          Losses         Value
Certificates of deposit due - within 1 year     $  750,000     $       --     $       --      $  750,000
U.S. Government agencies due - 1 to 5 years      5,782,333         79,230         (6,726)      5,854,837
N.C. Municipal bond due - 1 to 5 years             260,995             --         (6,164)        254,831
                                                ----------     ----------     ----------      ----------

Total at December 31, 2001                      $6,793,328     $   79,230     $  (12,890)     $6,859,668
                                                ==========     ==========     ==========      ==========


Available-for-sale securities consist of the following at December 31, 2000:

                                                                      Unrealized
                                                  Amortized    ---------------------------      Fair
Type and Maturity Group                             Cost          Gains          Losses         Value


U. S. Treasury due - within 1 year              $  745,990     $    1,703            $--      $  747,693
U. S. Government agencies due -
  within 1 year                                  1,273,617          1,298             --       1,274,915

Total at December 31, 2000                      $2,019,607     $    3,001            $--      $2,022,608




3. LOANS


      Loans at December 31, 2001 and 2000 classified by type are as follows:

                                                     2001                2000

Real estate:
  Construction                                    $ 11,139,588       $  8,894,309
  Mortgage                                          35,189,010         32,332,304
Commercial, financial and agricultural              16,512,498         17,939,971
Consumer                                             2,553,710          1,338,067
                                                  ------------       ------------
           Subtotal                                 65,394,806         60,504,651
Net deferred loan origination fees                    (163,824)          (212,020)
                                                  ------------       ------------

Total                                             $ 65,230,982       $ 60,292,631
                                                  ============       ============



Nonperforming assets at December 31, 2001 and 2000:

                                                   2001                  2000

Nonaccrual loans                                $1,050,813             $  522,137
Other real estate owned                            733,941                     --

Total                                           $1,784,754             $  522,137


No loans have been restructured during 2001, 2000 or 1999. If interest from non-accrual loans had been recognized in accordance with the original terms of the loans, net income for 2001, 2000, and 1999 would not have been materially different from the amounts reported. Loans totaling $605,006 and $199,650 were considered impaired as of December 31, 2001 and 2000, respectively. No loans were considered impaired at December 31, 1999. The related allowance for loan losses determined for impaired loans was $68,353 and $86,152 at December 31, 2001 and 2000, respectively. For the years ended December 31, 2001, 2000 and 1999, the Company recognized interest income from impaired loans of approximately $40,272, $27,993 and $4,044, respectively.

Directors and officers of the Company and companies with which they are affiliated are customers of and borrowers from the Company in the ordinary course of business. At December 31, 2001 and 2000, directors' and principal officers' direct and indirect indebtedness to the Company aggregated $258,352 and $281,268, respectively.


4. ALLOWANCE FOR LOAN LOSSES


Changes in the allowance for loan losses for the years ended December 31, 2001 and 2000 are as follows:

                                        2001            2000            1999
Balance at beginning of year         $ 871,706       $ 528,808       $ 218,719
Additions charged to operations        550,420         454,960         316,685
Charge-offs                           (490,600)       (112,062)        (18,567)
Recoveries                              46,941              --          11,971
                                     ---------       ---------       ---------
Balance at end of year               $ 978,467       $ 871,706       $ 528,808
                                     =========       =========       =========



5. PREMISES AND EQUIPMENT


Premises and equipment at December 31, 2001 and 2000 are as follows:

                                                        2001              2000

Land                                                $   113,900       $   113,900
Land improvements                                       121,873           121,873
Building and improvements                             1,507,329         1,491,346
Furniture and equipment                                 914,810           886,400
Leasehold improvements                                  374,164           373,643
Construction in progress                                  3,004               521
                                                    -----------       -----------
           Total                                      3,035,080         2,987,683
Less accumulated depreciation and amortization         (839,889)         (555,148)
                                                    -----------       -----------

Total                                               $ 2,195,191       $ 2,432,535
                                                    ===========       ===========

6. DEPOSIT ACCOUNTS


At December 31, 2001, the scheduled maturities of time deposits of $100,000 or more are as follows:

Within 3 months                                          $ 6,050,085
Within 6 months                                            1,753,166
Within 12 months                                           2,263,729
Greater than 1 year                                               --
                                                         -----------
Total                                                    $10,066,980
                                                         ===========


7. INCOME TAXES


The  components  of the  income  tax  provision  (benefit)  for the years  ended
December 31, 2001, 2000 and 1999 follow:

                                        2001           2000            1999

Income tax provision (benefit):
  Current                            $ 245,071      $   9,537       $      --
  Deferred                             188,959       (329,691)       (155,502)
                                     ---------      ---------       ---------

Total                                $ 434,030      $(320,154)      $(155,502)
                                     =========      =========       =========


For the years ended December 31, 2001, 2000 and 1999, a deferred tax provision (benefit) of $24,462, $3,448 and $(1,207), respectively, was allocated to other comprehensive income as the tax effect of the unrealized gain/loss on investment securities available for sale.

A reconciliation of reported income tax provision (benefit) for the periods ended December 31, 2001, 2000 and 1999 to the amount of tax provision (benefit) computed by multiplying the loss before income taxes by the statutory federal income tax rate of 34% follows:

                                                          2001           2000            1999

Income tax provision (benefit) at statutory rate      $ 351,774      $ 213,224       $(137,757)
Increase (decrease) resulting from:
  State income taxes net of federal tax benefit          38,966         30,551         (17,745)
  Valuation allowance                                        --       (543,000)             --
  Other                                                  43,290        (20,929)             --
                                                      ---------      ---------       ---------
Tax provision (benefit) reported                      $ 434,030      $(320,154)      $(155,502)
                                                      =========      =========       =========

The tax effect of the cumulative temporary differences and carryforwards that gave rise to the deferred tax assets and liabilities at December 31, 2001, 2000 and 1999 are as follows:


 2001                                                  Assets       Liabilities         Total

Allowance for loan losses                             $ 317,600      $      --       $ 317,600
Unrealized gain on securities available for sale             --        (25,621)        (25,621)
Depreciation                                                 --        (20,053)        (20,053)
Capitalized start-up expenditures                        21,445             --          21,445
Capitalized organization costs                           10,486             --          10,486
Prepaid expenses                                             --        (35,985)        (35,985)
Deferred compensation                                    22,263             --          22,263
Other, net                                                   --        (43,625)        (43,625)

Total                                                 $ 371,794      $(125,284)      $ 246,510

2000

Net operating loss carryforward                       $ 123,427      $      --       $ 123,427
Contribution carryforward                                 8,164             --           8,164
Allowance for loan losses                               302,010             --         302,010
Unrealized gain on securities available for sale             --         (1,159)         (1,159)
Depreciation                                                 --        (43,873)        (43,873)
Capitalized start-up expenditures                        44,916             --          44,916
Capitalized organization costs                           21,962             --          21,962
Prepaid expenses                                             --        (34,514)        (34,514)
Deferred compensation                                     9,459             --           9,459
AMT credit carryforward                                   9,539             --           9,539
Other, net                                               20,000             --          20,000

Total                                                 $ 539,477      $ (79,546)      $ 459,931



As of December 31, 2001, all of the federal and state operating loss carryovers and charitable contribution carryforwards from prior years have been utilized to offset federal and state taxable income.

During 2000, the Company recognized an income tax benefit of $320,154 primarily related to the release of a valuation allowance of $543,000 previously recorded against deferred tax assets, net of income taxes related to operations for the year. At December 31, 1999, management believed the realization of the deferred tax asset was not reasonably assured. Based upon the taxable income being generated in 2000 and management's expectations of continued profitability, management determined the realization of the deferred tax asset was more likely than not. The valuation allowance was reversed in the first quarter of 2000, thereby providing a deferred tax benefit.


8. LEASES

The Company leases certain banking facility premises and equipment under operating lease agreements. Future minimum rental payments are as follows:

     2002                                      $37,856
     2003                                        6,199
                                               -------
    Total                                      $44,055
                                               =======

The land for a branch office is leased from a partnership that includes a director of the Company. The annual rental is $22,500. Rental expense charged to operations under all operating lease agreements was $50,721, $42,555 and $45,529 for the years ended December 31, 2001, 2000 and 1999, respectively.


9.    SHAREHOLDERS' EQUITY

In connection with the initial public offering of The Bank of Asheville common stock in 1997, the Bank issued 60,360 stock purchase warrants to certain common stockholders. Each warrant was convertible into one share of the Bank's common stock at an exercise price of $11.00 per share. The warrants were exercisable one year from issuance and expired five years from issuance. During 1999, 25,741 stock purchase warrants were exercised and the remaining stock purchase warrants were cancelled by the Bank.

On March 1, 2001, 157,397 shares of the Company's $1.00 par value common stock were issued in connection with a secondary stock offering. At December 31, 2000, $328,396 in subscriptions had been received. Proceeds generated from the sale of these shares were used to enhance capital and liquidity positions, fund expansion plans, and for general corporate purposes.

On October 16, 2001, the Company's Board of Directors approved a 10% stock dividend of the Company's common stock. As a result, shareholders received one additional share of common stock on November 13, 2001 for each ten shares held as of the record date of October 30, 2001.


10. STOCK OPTIONS

In 2001, the Company's shareholders approved the Weststar Financial Services Corporation 2001 Nonstatutory Stock Option Plan ("Nonstatutory Plan") and the
Weststar Financial Services Corporation 2001 Incentive Stock Option Plan ("Incentive Plan"). Under these plans, non-employee directors and employees were granted stock options on June 20, 2001. The maximum number of shares available for grant under the Nonstatutory Plan and Incentive Plan is 69,300 and 70,070, respectively. Of the maximum number of shares available for grant, 69,300 were outstanding under the Nonstatutory Plan and 69,839 were outstanding under the Incentive Plan at December 31, 2001. Option prices for both plans are established at market value, which was $7.77, on the dates granted by the Board of Directors.

Options granted become exercisable in accordance with the vesting schedule specified by the Board of Directors in the Plan agreements. Nonstatutory stock options vest over a three-year period with 46% vested at the date of grant and 27% per year beginning one year from the date of grant. Incentive stock options vest over a five-year period with 20% vested at the date of grant and 20% per year beginning one year from the date of grant. No vested option may be exercised more than ten years after the date of grant.

Stock option information related to the plans for the year ended December 31, 2001 follows:

                                                                           Exercise
                                                                             Price
                                                            Shares         Per Share
Nonstatutory Plan

Outstanding, December 31, 2000                                  --         $     --
  Granted                                                   69,300             7.77
                                                            ------

Outstanding, December 31, 2001                              69,300         $   7.77
                                                            ======

Incentive Plan

Outstanding, December 31, 2000                                  --         $     --
  Granted                                                   70,070             7.77
  Canceled                                                    (231)            7.77
                                                            ------

Outstanding, December 31, 2001                              69,839         $   7.77
                                                            ======


                                                                    Exercisable
                                 Oustanding Options                  Options
                         -----------------------------------  ------------------------
                                     Remaining     Weighted                  Weighted
                                        Life       Average                   Average
Exercise Price            Shares      (Years)       Price      Shares         Price
Nonstatutory Plan

$   7.77                 69,300         9.5      $   7.77     31,872        $   7.77

Incentive Plan

$   7.77                 69,839         9.5      $   7.77     14,003        $   7.77


The Company accounts for compensation costs related to the Company's stock option plans using the intrinsic value method. Therefore, no compensation costs has been recognized for stock option awards because the options are granted at exercise prices based on the market value of the Company's stock on the date of grant. Had compensation costs for the Company's stock option plans been determined using the fair value method, the Company's 2001 pro forma net income would have been as follows:


Net income:
  As reported                                                            $  600,600
  Pro forma                                                              $  133,362

Net income per share:
  As reported:
    Basic                                                                $     0.71
    Diluted                                                              $     0.71
  Pro forma:
    Basic                                                                $     0.15
    Diluted                                                              $     0.15

In estimating the compensation expense associated with the fair value method, using The Black Scholes Option Pricing Model, the following assumptions were used:


Option value, aggregate                                             $     7.38
Risk-free rate                                                            5.12%
Average expected term (years)                                             9.06
Expected volatility                                                     123.06%
Expected dividend yield                                                     --




11. EMPLOYEE BENEFIT PLANS

The Company sponsors a defined contribution 401(k) plan, which allows those employees who have attained the age of 21 years and worked 1,000 hours to elect to contribute a portion of their salary to the plan in accordance with the provisions and limits set forth in the plan document. The plan was established in March 1999. The Company makes discretionary matching contributions in an amount determined each plan year to each participant who makes 401(k) savings contributions during the year. The Company may also make a discretionary profit-sharing contribution for a plan year to those participants employed during the year. The Company's contribution to the plan was $33,482 and $34,192 for the years ended December 31, 2001 and 2000, respectively. During 2001, a key employee entered into a salary continuation agreement with the Company providing for periodic payments at the retirement or death of the employee. The present value of the estimated liability is being accrued over the vesting period defined in the agreement. The related expense for 2001 was $27,810. The Company is the owner and beneficiary of a life insurance policy on this key employee which will be used to fund the Company's liability under the salary continuation agreement. The total net cash surrender value of this policy at December 31, 2001 was $19,898.


12. OVERNIGHT BORROWINGS

Federal funds purchased generally represent overnight borrowing by the Company for temporary funding requirements. The average daily balance outstanding and the average annual interest rate paid during the year was $31,003 and 3.49%, respectively. The Company had no borrowings outstanding at year end or at any month end during the year.


13. REGULATION AND REGULATORY RESTRICTIONS

The Company is regulated by the Board of Governors of the Federal Reserve System ("FRB") and is subject to securities registration and public reporting regulations of the Securities and Exchange Commission. The Bank is regulated by the Federal Deposit Insurance Corporation ("FDIC") and the North Carolina State Banking Commission.

The Company is subject to various regulatory capital requirements administered by federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company must meet specific capital guidelines that involve quantitative measures of the Company's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Company's capital amounts and classification also are subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Company to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). As of December 31, 2001, the most recent regulatory notifications categorized the Company as well capitalized under the regulatory framework for prompt corrective action. Management believes, as of December 31, 2001, 2000 and 1999, that the Company meets all capital adequacy requirements to which it is subject. To be categorized as adequately capitalized under the regulatory framework for prompt corrective action, the Company must monitor the minimum capital ratios as set forth in the table below.

The Company's actual capital amounts and ratios are also presented in the table (dollar amounts in thousands):


                                                                                          To Be Well
                                                                                       Capitalized Under
                                                                      For Capital      Prompt Corrective
                                                  Actual          Adequacy Purposes    Action Provisions
                                              --------------      -----------------    -----------------
                                              Amount   Ratio      Amount      Ratio     Amount    Ratio

As of December 31, 2001:
  Total Capital (to Risk Weighted Assets)     $8,735   13.79%     $5,068      8.00%     $6,335    10.00%
  Tier I Capital (to Risk Weighted Assets)     7,941   12.53       2,534      4.00       3,801     6.00
  Tier I Capital (to Average Assets)           7,941    9.77       3,252      4.00       4,064     5.00

As of December 31, 2000:
  Total Capital (to Risk Weighted Assets)     $6,661   12.01%     $4,436      8.00%     $5,545    10.00%
  Tier I Capital (to Risk Weighted Assets)     5,966   10.76       2,218      4.00       3,327     6.00
  Tier I Capital (to Average Assets)           5,966    8.77       2,720      4.00       3,400     5.00

As of December 31, 1999:
  Total Capital (to Risk Weighted Assets)     $5,580   17.13%     $2,605      8.00%     $3,256    10.00%
  Tier I Capital (to Risk Weighted Assets)     5,171   15.88       1,303      4.00       1,954     6.00
  Tier I Capital (to Average Assets)           5,171   12.63       1,638      4.00       2,078     5.00




14. COMMITMENTS AND CONTINGENCIES

The Company has various financial instruments (outstanding commitments) with off-balance sheet risk that are issued in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Commitments to extend credit are legally binding agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts outstanding do not necessarily represent future cash requirements. Standby letters of credit represent conditional commitments issued by the Company to assure the performance of a customer to a third party. The unused portion of commitments to extend credit at December 31, 2001 and 2000 was $19,280,406 and $16,143,800, respectively.

The Company's exposure to credit loss for commitments to extend credit and standby letters of credit is the contractual amount of those financial instruments. The Company uses the same credit policies for making commitments and issuing standby letters of credit as it does for on-balance sheet financial instruments. Each customer's creditworthiness is evaluated on an individual case-by-case basis. The amount and type of collateral, if deemed necessary by management, is based upon this evaluation of creditworthiness. Collateral held varies, but may include marketable securities, deposits, property, plant and equipment, investment assets, inventories and accounts receivable. Management does not anticipate any significant losses as a result of these financial instruments.

In the normal course of its operations, the Company from time to time is party to various legal proceedings. Based upon information currently available, and after consultation with its legal counsel, management believes that such legal proceedings, in the aggregate, will not have a material adverse effect on the Company's business, financial position or results of operations.


15. FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value estimates presented herein are based on pertinent information available to management as of December 31, 2001. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since that date and, therefore, current estimates of fair value may differ significantly from the amounts presented herein.


                                                                 December 31,
                                            -----------------------------------------------------------
                                                       2001                         2000
                                            ---------------------------   -----------------------------
                                             Carrying       Estimated      Carrying        Estimated
                                              Amount        Fair Value      Amount         Fair Value
                                                   (In Thousands)               (In Thousands)

Assets:
  Cash and cash equivalents                   $ 5,427        $ 5,427        $ 5,044        $ 5,044
  Marketable securities                         6,860          6,860          2,023          2,023
  Federal Home Loan Bank stock                    230            230            225            225
  Loans                                        65,231         66,184         60,293         60,422

Liabilities:
  Demand deposits, NOW accounts, money
    market accounts, savings                   40,134         40,134         31,357         31,357
  Time deposits                                31,999         32,377         31,846         31,851

Off-balance-sheet - commitments to
  extend credit                                    --         19,280             --         16,144



The carrying amount of cash and cash equivalents is considered a reasonable estimate of fair value.

The fair value of securities, excluding the Federal Home Loan Bank stock, is based on quoted market prices. The carrying value of Federal Home Loan Bank stock approximates fair value based on the redemption provisions of the Federal Home Loan Bank.

The fair value for loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for similar remaining maturities.

The carrying amount of demand deposit approximates fair value as such deposits are payable upon demand. The fair value of time deposits is estimated using the present value of the projected cash flows using rates currently being offered on certificates with similar maturities.


                                    ********

[ X ] PLEASE MARK VOTES
      AS IN THIS EXAMPLE

                                REVOCABLE PROXY

                    WESTSTAR FINANCIAL SERVICES CORPORATION
               79 Woodfin Place, Asheville, North Carolina 28801

              APPOINTMENT OF PROXY SOLICITED BY BOARD OF DIRECTORS

     The undersigned hereby appoints W. Edward Anderson, Randall C. Hall, and Carol L. King (the Proxies), or any of them, as attorneys and proxies, with full power of substitution, to vote all shares of the common stock of Weststar Financial Services Corporation (the Company) held of record by the undersigned on February 15, 2002, at the Annual Meeting of Shareholders of the Company to be held at Renaissance Asheville Hotel, Asheville, North Carolina, at 3:00 p.m. on April 16, 2002, and at any adjournments thereof. The undersigned hereby directs that the shares represented by this Appointment of Proxy be voted as follows on the proposals listed below:

For     hold Except

1.   ELECTION OF DIRECTORS:

     Proposal to elect three (3) directors of the Company for three-year terms or until their successors are duly elected and qualified.

     Nominees:

     Max O. Cogburn, Sr.     Carol L. King     David N. Wilcox

                FOR             WITHHOLD                FOR ALL EXCEPT
                [_]               [_]                       [_]


     INSTRUCTION: To withhold authority to vote for any individual nominee, mark For All Except and write that nominees name in the space provided below.

--------------------------------------------------------------------------------

For Against Abstain

2. RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS: Proposal to ratify the appointment of Deloitte & Touche LLP as the Companys independent accountants for 2002.

             FOR                AGAINST                ABSTAIN
             [_]                  [_]                    [_]



3. OTHER BUSINESS: On such other matters as may properly come before the Annual Meeting, the proxies are authorized to vote the shares represented by this Appointment of Proxy in accordance with their best judgment.

             FOR                AGAINST                ABSTAIN
             [_]                  [_]                    [_]



     THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY WILL BE VOTED AS DIRECTED ABOVE. IN THE ABSENCE OF ANY DIRECTION, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES LISTED IN PROPOSAL 1 BY CASTING AN EQUAL NUMBER OF VOTES FOR EACH SUCH NOMINEE, AND FOR PROPOSAL 2. IF, AT OR BEFORE THE TIME OF THE MEETING, ANY NOMINEE LISTED IN PROPOSAL 1 HAS BECOME UNAVAILABLE FOR ANY REASON, THE PROXIES ARE AUTHORIZED TO VOTE FOR A SUBSTITUTE NOMINEE. THIS APPOINTMENT OF PROXY MAY BE REVOKED BY THE HOLDER OF THE SHARES TO WHICH IT RELATES AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN INSTRUMENT REVOKING IT OR A DULY EXECUTED APPOINTMENT OF PROXY BEARING A LATER DATE OR BY ATTENDING THE ANNUAL MEETING AND ANNOUNCING HIS OR HER INTENTION TO VOTE IN PERSON.


                                        ________________________________________
    Please be sure to sign and date      Date
      this Proxy in the box below.
________________________________________________________________________________


________________________________________________________________________________
   Stockholder  sign  above                 Co-holder (if any) sign above


    Detach above card, sign, date and mail in postage paid envelope provided.

                    WESTSTAR FINANCIAL SERVICES CORPORATION

--------------------------------------------------------------------------------
PLEASE DATE AND SIGN THIS APPOINTMENT OF PROXY AND RETURN TO WESTSTAR FINANCIAL SERVICES CORPORATION.

     Instruction: Please sign above exactly as your name appears on this appointment of proxy. Joint owners of shares should both sign. Fiduciaries other persons signing in a representative capacity should indicate the capacity in which they are signing.

     IMPORTANT: TO INSURE THAT A QUORUM IS PRESENT, PLEASE SEND IN YOUR APPOINTMENT OF PROXY WHETHER OR NOT YOU PLAN ATTEND THE ANNUAL MEETING. EVEN IF YOU SEND IN YOUR APPOINTMENT OF PROXY YOU WILL BE ABLE TO VOTE IN PERSON AT THE MEETING YOU SO DESIRE.

                  PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN
                    THIS PROXY CARD IN THE ENCLOSED ENVELOPE

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.


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